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                                                                    EXHIBIT 10.4

                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT (this "Agreement") is made as of the 4th day of June, 1999, by and between DIVERSICARE ASSISTED LIVING SERVICES NC II, LLC, a Delaware limited liability company (together with its successors and assigns, the "Borrower"), and GMAC COMMERCIAL MORTGAGE CORPORATION, a California corporation (together with its successors and assigns, the "Lender").

                                R E C I T A L S:

         1. Borrower has requested that the Lender make a loan to Borrower in the principal sum of $12,480,000 (the "Loan").

         2. Lender has agreed to make the Loan on the terms and conditions hereinafter set forth.

                               A G R E E M E N T:

         NOW, THEREFORE, it is hereby agreed as follows:

                                    ARTICLE I
                 DEFINITIONS, ACCOUNTING PRINCIPLES, UCC TERMS.

         1.1 As used in this Agreement, the following terms shall have the following meanings unless the context hereof shall otherwise indicate:

             "Accounts" means any rights of Borrower arising from the operation of the Facilities to payment for goods sold or leased or for services rendered, not evidenced by an Instrument, including, without limitation, (i) all accounts arising from the operation of the Facilities, (ii) all moneys and accounts held by Lender pursuant to Section 4.12 of this Agreement, and (iii) all rights to payment from Medicaid programs, or similar state or federal programs, boards, bureaus or agencies and rights to payment from patients, residents, private insurers, and others arising from the operation of the Facilities, including rights to payment pursuant to Reimbursement Contracts. Accounts shall include the proceeds thereof (whether cash or noncash, moveable or immoveable, tangible or intangible) received from the sale, exchange, transfer, collection or other disposition or substitution thereof.

             "Acquisition Line" means the $40,000,000 non-revolving line of credit extended by the Lender to Advocat for the sole purpose of acquisitions of healthcare related facilities, pursuant to a Commitment Letter accepted October 22, 1996.



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             "Actual Management Fees" means actual management fees paid or incurred in connection with operation of a Facility.

             "Advocat" means Advocat, Inc., a Delaware corporation.

             "Affiliate" means, with respect to any Person, (i) each Person that controls, is controlled by or is under common control with such Person, (ii) each Person that, directly or indirectly, owns or controls, whether beneficially or as a trustee, guardian or other fiduciary, any of the Stock of such Person, and (iii) each of such Person's officers, directors, members, joint venturers and partners.

             "Allocated Loan Amount" means, with respect to a Facility, the portion of the Loan allocated to such Facility, as set forth on Schedule A attached hereto.

             "Assignment of Leases and Rents" means that certain Assignment of Leases and Rents of even date herewith by and between Lender and Borrower.

             "Assignment of Licenses" means that certain Assignment of Licenses, Permits and Contracts executed by the Borrower in favor of the Lender.

             "Assumed Management Fees" means assumed management fees of five percent (5%) of net patient revenues of a Facility (after Medicaid contractual adjustments).

             "Bridge Loan" means the loan to Diversicare Assisted Living Services NC, LLC extended by the Working Capital Lender and AmSouth Bank.

             "Business Day" means a day on which commercial banks are not authorized or required by law to close in New York, New York.

             "Closing Date" means the date on which all or any part of the Loan is disbursed by the Lender to or for the benefit of Borrower.

             "Collateral" means, collectively, the Property, Improvements, Equipment, Rents, Accounts, General Intangibles, Instruments, Inventory, Money, Permits (to the full extent assignable), Reimbursement Contracts, and all Proceeds, all whether now owned or hereafter acquired, and including replacements, additions, accessions, substitutions, and products thereof and thereto, and all other property which is or hereafter may become subject to a Lien in favor of Lender as security for any of the Loan Obligations.

             "Commitment Letter" means the commitment letter issued by Lender to Borrower dated February 19, 1999.

             "Debt Service Coverage" means a ratio in which the first number is the sum of net pre-tax income of the Borrower from the normal operations of a Facility as set forth in the quarterly statements provided to Lender (without deduction for Actual Management Fees paid or incurred),



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calculated based upon the preceding twelve (12) months (or such lesser period as shall have elapsed following the closing of the Loan), plus interest expense, to the extent deducted in determining net income, plus non-cash expenses or allowances for depreciation and amortization of the Facility for said period, less either Assumed Management Fees or Actual Management Fees, as applicable, and the second number is the sum of the scheduled principal amounts due (even if not paid) on such Facility's Allocated Loan Amount (excluding the amount of any prepayment made during such period) for the applicable period plus the interest expense on such Facility's Allocated Loan Amount for the applicable period. In calculating "pre-tax income", Extraordinary Income and Extraordinary Expenses shall be excluded.

             "Default" means the occurrence or existence of any event which, but for the giving of notice or expiration of time or both, would constitute an Event of Default.

             "Default Rate" shall have the meaning given to that term in the Note.

             "Environmental Permit" means any permit, license, or other authorization issued under any Hazardous Materials Law with respect to any activities or businesses conducted on or in relation to the Property and/or the Improvements.

             "Environmental Reserve Agreement" means that certain Environmental Reserve Escrow and Security Agreement of even date herewith between Lender and Borrower.

             "Equipment" means all beds, linen, televisions, carpeting, telephones, cash registers, computers, lamps, glassware, rehabilitation equipment, restaurant and kitchen equipment, and other fixtures and equipment owned by Borrower located on, attached to or used or useful in connection with any of the Property or the Facilities and all renewals and replacements thereof and substitutions therefor; provided, however, that with respect to any items which are leased for the benefit of a Facility and not owned by Borrower, the Equipment shall include the leasehold interest only of Borrower together with any options to purchase any of said items and any additional or greater rights with respect to such items which Borrower may hereafter acquire, but the foregoing shall not be construed to mean that such leasing shall be permitted hereunder and under the other Loan Documents.

             "Event of Default" means any "Event of Default" as defined in
Article VII hereof.

             "Extraordinary Income and Extraordinary Expenses" means material items of a character significantly different from the typical or customary business activities of Borrower which would not be expected to recur frequently and which would not be considered as recurring factors in any evaluation of the ordinary operating processes of Borrower's business, and which would be treated as extraordinary income or extraordinary expenses under GAAP.

             "Exhibit" means an Exhibit to this Agreement, unless the context refers to another document, and each such Exhibit shall be deemed a part of this Agreement to the same extent as if it were set forth in its entirety wherever reference is made thereto.



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             "Facilities" means the seven (7) adult care facilities described on
Schedule A attached hereto, as they may now or hereafter exist, together with any other general or specialized care facilities, if any (including any Alzheimer's care unit, subacute, and any skilled care facilities), now or hereafter operated on the Property; each of the Facilities, individually, is herein called a "Facility".

             "GAAP" means, as in effect from time to time, generally accepted accounting principles consistently applied as promulgated by the American Institute of Certified Public Accountants.

             "General Intangibles" means all intangible personal property of Borrower arising out of or connected with the Property or the Facilities and all renewals and replacements thereof and substitutions therefor (other than Accounts, Rents, Instruments, Inventory, Money, Permits, and Reimbursement Contracts), including, without limitation, things in action, contract rights and other rights to payment of money.

             "Governmental Authority" means any board, commission, department or body of any municipal, county, state or federal governmental unit, or any subdivision of any of them, that has or acquires jurisdiction over the Property and/or the Improvements or the use, operation or improvement of the Property.

             "Guarantors" mean Advocat, Diversified Management Services Co., Advocat Finance, Inc., Diversicare Assisted Living Services, Inc., Diversicare Assisted Living Services NC, LLC and Diversicare Assisted Living Services NC I, LLC.

             "Guaranty Agreements" means those certain Guaranty Agreements of even date herewith from Guarantors to Lender.

             "Hazardous Materials" means petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives; flammable materials; radioactive materials; polychlorinated biphenyls ("PCBs") and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials in any form that is or-could become friable; underground storage tanks, whether empty or containing any substance; any substance the presence of which on the Property is prohibited by any federal, state or local authority; any substance that requires special handling; and any other material or substance now or in the future defined as a "hazardous substance," "hazardous material," "hazardous waste," "toxic substance," "toxic pollutant," "contaminant," or "pollutant" within the meaning of any Hazardous Materials Law.

             "Hazardous Materials Laws" means all federal, state, and local laws, ordinances and regulations and standards, rules, policies and other governmental requirements, administrative rulings and court judgments and decrees in effect now or in the future and including all amendments, that relate to Hazardous Materials and apply to Borrower or to the Property and/or the Improvements. Hazardous Materials Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
Section 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C.
Section 6901, et seq., the Toxic Substance



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Control Act, 15 U.S.C. Section 2601, et seq., the Clean Water Act, 33 U.S.C.
Section 1251, et seq., and the Hazardous Materials Transportation Act, 49 U.S.C.
Section 1801, and their state analogs.

             "Improvements" means all buildings, structures and improvements of every nature whatsoever now or hereafter situated on the Property, including, but not limited to, all gas and electric fixtures, radiators, heaters, engines and machinery, boilers, ranges, elevators and motors, plumbing and heating fixtures, carpeting and other floor coverings, water heaters, awnings and storm sashes, and cleaning apparatus which are or shall be attached to the Property or said buildings, structures or improvements.

             "Indebtedness" means any (i) obligations for borrowed money, (ii) obligations, payment for which is being deferred by more than thirty (30) days, representing the deferred purchase price of property other than accounts payable arising in connection with the purchase of inventory customary in the trade and in the ordinary course of Borrower's business, (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from the Accounts and/or property now or hereafter owned or acquired, and (iv) the amount of any other obligation (including obligations under financing leases) which would be shown as a liability on a balance sheet prepared in accordance with GAAP.

             "Instruments" means all instruments, chattel paper, documents or other writings obtained from or in connection with the operation of the Property or the Facilities (including, without limitation, all ledger sheets, computer records and printouts, data bases, programs, books of account and files relating thereto).

             "Inventory" means all inventories of food, beverages and other comestibles held by Borrower for sale or use at or from the Property or the Facilities, and soap, paper supplies, medical supplies, drugs and all other such goods, wares and merchandise held by Borrower for sale to or for consumption by guests, patients or residents of the Property or the Facilities and all such other goods returned to or repossessed by Borrower.

             "Lien" means any voluntary or involuntary mortgage, security deed, deed of trust, lien, pledge, assignment, security interest, title retention agreement, financing lease, levy, execution, seizure, judgment, attachment, garnishment, charge, lien or other encumbrance of any kind, including those contemplated by or permitted in this Agreement and the other Loan Documents.

             "Loan" means the Loan in the principal sum of $12,480,000 made by Lender to Borrower as of the date hereof.

             "Loan Documents" means, collectively, this Agreement, the Assignment of Leases and Rents, the Note, the Environmental Reserve Agreement, the Assignment of Licenses, the Guaranty Agreements, the Mortgage, and the Subordination Agreement, together with any and all other documents executed by Borrower or others, evidencing, securing or otherwise relating to the Loan.



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             "Loan Obligations" means the aggregate of all principal and interest owing from time to time under the Note and all expenses, charges and other amounts from time to time owing under the Note, this Agreement, or the other Loan Documents, together with the Borrower's obligations, as a Guarantor, for the Related Loan, and all covenants, agreements and other obligations of Borrower from time to time owing to, or for the benefit of, Lender pursuant to the Loan Documents.

             "Management Agreement" means that certain Management Agreement dated as of May 26, 1999, by and between Manager and Borrower, obligating the Manager to operate and manage the Facilities.

             "Manager" means Diversicare Management Services Co., a Tennessee corporation, and any successor manager of the Facilities approved by Lender in writing.

             "Maturity Date" means July 1, 2002.

             "Medicaid" means that certain program of medical assistance, funded jointly by the federal government and the States, for impoverished individuals who are aged, blind and/or disabled, and/or members of families with dependent children, which program is more fully described in Title XIX of the Social Security Act (42 U.S.C. ss.ss. 1396 et seq.) and the regulations promulgated thereunder.

             "Money" means all monies, cash, rights to deposit or savings accounts or other items of legal tender obtained from or for use in connection with the operation of the Facility.

             "Mortgage" means collectively those certain Deeds of Trust and Security Agreements, of even date herewith, from the Borrower in favor of or for the benefit of Lender and covering the Property.

             "Note" means the Promissory Note of even date herewith in the principal amount of the Loan payable by Borrower to the order of Lender.

             "O&M Program" means a written program of operations and maintenance established or approved in writing by Lender relating to any Hazardous Materials in, on or under the Property or Improvements.

             "Overline Facility" means the $10,000,000 temporary working capital loan extended by the Working Capital Lender to Advocat.

             "Permits" means all licenses, permits and certificates used or necessary in connection with the ownership, operation, use or occupancy of the Property and/or the Facility, including, without limitation, business licenses, state health department licenses, food service licenses, licenses to conduct business, certificates of need and all such other permits, licenses and rights, obtained from any governmental, quasi-governmental or private person or entity whatsoever concerning ownership, operation, use or occupancy.



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             "Permitted Encumbrances" has the meaning given to that term in
Section 5.2 hereof.

             "Person" means any natural person, firm, trust, corporation, partnership, limited liability company, trust and any other form of legal entity.

             "Proceeds" means all proceeds (including proceeds of insurance and condemnation) from the sale, exchange, transfer, collection, loss, damage, disposition, substitution or replacement of any of the Collateral.

             "Property" means the tracts of real estate located in North Carolina, which are more particularly described in Exhibit "A" hereto, upon which the Facilities are located.

             "Reimbursement Contracts" means all third party reimbursement contracts for the Facility which are now or hereafter in effect with respect to residents or patients qualifying for coverage under the same, including Medicaid and private insurance agreements, and any successor program or other similar reimbursement program and/or private insurance agreements.

             "Related Loan" means that certain loan in the principal amount of $12,770,000 extended by the Lender to Diversicare Assisted Living Services NC I, LLC, an Affiliate of the Borrower.

             "Rents" means all rent and other payments of whatever nature from time to time payable pursuant to leases of the Property or the Facilities, or for retail space or other space at the Property (including, without limitation, rights to payment earned under leases for space in the Improvements for the operation of ongoing retail businesses such as newsstands, barbershops, beauty shops, physicians' offices, pharmacies and specialty shops).

             Single-Purpose Entity" means a Person which owns no interest or property other than the Property and the Improvements.

             "Stock" means all shares, options, warrants, general or limited partnership interests, membership interests, participating or other equivalents (regardless of how designated) in a corporation, limited liability company, partnership or any equivalent entity, whether voting or nonvoting, including, without limitation, common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

             "Subordination Agreement" means that certain Subordination of Management Agreement of even date herewith by and among Borrower, Manager, and Lender.

             "Working Capital Lender" means First American National Bank, a national banking association with a principal place of business in Nashville, Tennessee.



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             "Working Capital Loan" means the $10,000,000 line of credit extended by the Working Capital Lender to Advocat and certain of the Guarantors, secured by, among other collateral, a first lien on the Borrower's Accounts.

         1.2 Singular terms shall include the plural forms and vice versa, as applicable, of the terms defined.

         1.3 Terms contained in this Agreement shall, unless otherwise defined herein or unless the context otherwise indicates, have the meanings, if any, assigned to them by the Uniform Commercial Code in effect in the State of North Carolina.

         1.4 All accounting terms used in this Agreement shall be construed in accordance with GAAP, except as otherwise specified.

         1.5 All references to other documents or instruments shall be deemed to refer to such documents or instruments as they may hereafter be extended, renewed, modified, or amended and all replacements and substitutions therefor.

         1.6 All references herein to "Medicaid" shall be deemed to include any successor program thereto.

                                   ARTICLE II
                                TERMS OF THE LOAN

         2.1 THE LOAN. Borrower has agreed to borrow the Loan from Lender, and Lender has agreed to make the Loan to Borrower, subject to Borrower's compliance with and observance of the terms, conditions, covenants, and provisions of this Agreement and the other Loan Documents, and Borrower has made the covenants, representations, and warranties herein and therein as a material inducement to Lender to make the Loan.

         2.2 SECURITY FOR THE LOAN. The Loan will be evidenced, secured and guaranteed by the Loan Documents.

         2.3 RELEASE OF A FACILITY. So long as no Event of Default has occurred and is continuing, a Facility may be released from the lien and security interest of the Mortgage and the other Loan Documents if, after giving effect to such release, the Facilities remaining subject to the Mortgage and the other Loan Documents would have a combined Debt Service Coverage equal to the greater of (a) 1.25 to 1.0 or (b) the Debt Service Coverage for all Facilities (including the to-be-released Facility) for the testing period immediately preceding such proposed release. The provisions of this Section 2.3 may be utilized by the Borrower in the event of a sale or refinancing of a Facility, and the damage, destruction or condemnation of a Facility.



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                                   ARTICLE III
                    BORROWER'S REPRESENTATIONS AND WARRANTIES

         To induce Lender to enter into this Agreement, and to make the Loan to Borrower, Borrower represents and warrants to Lender as follows:

         3.1 EXISTENCE, POWER AND QUALIFICATION. Borrower is a duly organized and validly existing limited liability company, organized under the laws of the State of Delaware, has the power to own its properties and to carry on its business as is now being conducted, and is duly qualified to do business and is in good standing in every jurisdiction in which the character of the properties owned by it or in which the transaction of its business makes its qualification necessary, specifically including, without limitation, the State of North Carolina.

         3.2 POWER AND AUTHORITY. Borrower has full power and authority to borrow the indebtedness evidenced by the Note and to incur the Loan Obligations provided for herein, all of which have been authorized by all proper and necessary limited liability company action on the part of the Borrower. All consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of the Loan Documents by the Borrower have been obtained or made.

         3.3 DUE EXECUTION AND ENFORCEMENT. Each of the Loan Documents to which Borrower is a party constitutes a valid and legally binding obligation of Borrower, enforceable in accordance with its respective terms (except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium, or other laws relating to the rights of creditors generally and by general principles of equity) and does not violate, conflict with, or constitute any default under any law, government regulation, decree, judgment, Borrower's articles of organization or operating agreement, or any other agreement or instrument binding upon Borrower.

         3.4 SINGLE PURPOSE ENTITY.  Borrower is a Single Purpose Entity.

         3.5 PENDING MATTERS.

             a. Operations; Financial Condition. No action or investigation is pending or, to the best of Borrower's knowledge, threatened before or by any court or administrative agency which might result in any material adverse change in the financial condition, operations or prospects of Borrower or any lower reimbursement rate under the Reimbursement Contracts. The Borrower is not in violation of any agreement, the violation of which might reasonably be expected to have a material adverse effect on its business or assets, and the Borrower is not in violation of any order, judgment, or decree of any court, or any material violation of statute or governmental regulation to which it is subject.

             b. Condemnation or Casualty. There are no proceedings pending, or, to the best of Borrower's knowledge, threatened, to acquire through the exercise of any power of condemnation, eminent domain or similar proceeding any part of the Property, the Improvements or any interest



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therein, or to enjoin or similarly prevent or restrict the use of the Property or the operation of any Facility in any manner. None of the Improvements is subject to any unrepaired casualty or other damage.

         3.6 FINANCIAL STATEMENTS ACCURATE. All financial statements heretofore or hereafter provided by Borrower are and will be true and complete in all material respects as of their respective dates and fairly present the respective financial condition of Borrower, and there are no material liabilities, direct or indirect, fixed or contingent, as of the respective dates of such statements which are not reflected therein or in the notes thereto or in a written certificate delivered with such statements. The financial statements of the Borrower have been prepared in accordance with GAAP. There has been no material adverse change in the financial condition, operations, or prospects of Borrower since the dates of such statements except as fully disclosed in writing with the delivery of such statements. All financial statements of the operations of each Facility heretofore or hereafter provided to Lender are and will be true and complete in all material respects as of their respective dates.

         3.7 COMPLIANCE WITH FACILITY LAWS. Each Facility is duly licensed and is currently operated at the unit and/or bed level shown on Exhibit "F" attached hereto, under the applicable laws of the state where the Property is located. Borrower is the lawful owner of all Permits for each Facility, including, without limitation, the Adult Care Home License issued by the North Carolina Department of Health and Human Services (the "Adult Care Home License"), which
(a) are in full force and effect, (b) constitute all of the permits, licenses and certificates required for the use, operation and occupancy thereof, (c) have not been pledged as collateral for any other loan or Indebtedness, (d) are held free from restrictions or any encumbrance which would materially adversely affect the use or operation of any Facility, and (e) are not provisional, probationary or restricted in any way. The Borrower and Manager as well as the operation of each Facility are in compliance in all material respects with the applicable provisions of assisted living facility laws, rules, regulations and published interpretations to which the Facility is subject. No waivers of any laws, rules, regulations, or requirements (including, but not limited to, minimum foot requirements per bed) are required for a Facility to operate at the current licensed bed or unit capacity. All Reimbursement Contracts, if any, are in full force and effect with respect to each Facility, and Borrower and Manager are in good standing with all the respective agencies governing such applicable licenses, program certification, and Reimbursement Contracts. Borrower and Manager are current in the payment of all so-called provider specific taxes or other assessments with respect to such Reimbursement Contracts. Borrower will maintain or cause Manager to maintain (without allowing to lapse) the Adult Care Home License, and any required Permits. In the event Lender acquires a Facility through foreclosure or otherwise, neither Lender nor a subsequent manager, a subsequent lessee or any subsequent purchaser (through foreclosure or otherwise) is currently required to obtain a certificate of need prior to applying for and receiving an Adult Care Home License to operate such Facility and certification to receive Medicaid payments (and its successor programs) for patients having coverage thereunder provided that no service or bed or unit complement is changed.



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         3.8 MAINTAIN CAPACITY. Neither Borrower nor the Manager has granted to any third party the right to reduce the number of licensed beds or units in any Facility or to apply for approval to transfer the right to any and all of the licensed beds or units to any other location.

         3.9 COMPLIANCE. Each Facility is in compliance with all requirements for participation in Medicaid. Each Facility is in conformance in all material respects with all insurance, reimbursement and cost reporting requirements and has a current provider agreement which is in full force and effect under Medicaid.

         3.10 THIRD-PARTY PAYORS. There is no threatened or pending revocation, suspension, termination, probation, restriction, limitation, or nonrenewal affecting Borrower, Manager or any Facility or any participation or provider agreement with any third-party payor, including Medicaid, Blue Cross and/or Blue Shield, and any other private commercial insurance managed care and employee assistance program (such programs, the "Third-Party Payors' Programs") to which Borrower or Manager presently is subject. All Medicaid and private insurance cost reports and financial reports submitted by Borrower or Manager are and will be materially accurate and complete and have not been and will not be misleading in any material respects. No cost reports for the Facility remain "open" or unsettled, except as otherwise disclosed.

         3.11 GOVERNMENTAL PROCEEDINGS AND NOTICES. Neither Borrower nor Manager nor any Facility is currently the subject of any proceeding by any governmental agency, and no notice of any violation has been received by Borrower or Manager from a governmental agency that would, directly or indirectly, or with the passage of time:

             a. Have a material adverse impact on Borrower's ability to accept and/or retain residents or result in the imposition of a fine, a sanction, a lower rate certification or a lower reimbursement rate for services rendered to eligible residents;

             b. Modify, limit or annul or result in the transfer, suspension, revocation or imposition of probationary use of any of the Permits; or

             c. Affect Borrower's continued participation in the Medicaid programs or any other Third-Party Payors' Programs, or any successor programs thereto, at current rate certifications.

         3.12 PHYSICAL PLANT STANDARDS. To the best of Borrower's knowledge, each Facility and the use thereof complies in all material respects with all applicable local, state and federal building codes, fire codes, zoning codes, use restrictions, health care, health care facility and other similar regulatory requirements (the "Physical Plant Standards"), and no waivers of Physical Plant Standards exist at any Facility.

         3.13 PLEDGES OF RECEIVABLES. Except to secure the Working Capital Loan, the Borrower has not pledged its Accounts as collateral security for any loan or indebtedness other than the Loan.

         3.14 PAYMENT OF TAXES AND PROPERTY IMPOSITIONS. Borrower has filed all federal, state, and local tax returns which it is required to file and has paid, or made adequate provision for the



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payment of, all taxes which are shown pursuant to such returns or are required to be shown thereon or to assessments received by Borrower, including, without limitation, provider taxes. All such returns are complete and accurate in all respects. Borrower has paid or made adequate provision for the payment of all applicable water and sewer charges, government assessments, ground rents (if applicable) and Taxes (as defined in the Mortgage) with respect to the Property.

         3.15 TITLE TO COLLATERAL. Borrower has good and marketable title to all of the Collateral, subject to no lien, mortgage, pledge, encroachment, zoning violation, or encumbrance, except Permitted Encumbrances, which Permitted Encumbrances do not and will not materially interfere with the security intended to be provided by the Mortgage or the current use or operation of the Property and or the current ability of the Facility to generate net operating income sufficient to service the Loan. Except as shown on the current as-built survey for each Facility provided by Borrower to Lender in connection with the Loan, all Improvements situated on the Property are situated wholly within the boundaries of the Property.

         3.16 PRIORITY OF MORTGAGE. The Mortgage constitutes a valid first lien against the real and personal property described therein, prior to all other liens or encumbrances, including those which may hereafter accrue, excepting only "Permitted Encumbrances", which Permitted Encumbrances do not and will not materially and adversely affect (a) the ability of the Borrower to pay in full the principal of and interest on the Note when due, (b) the security (and its value) intended to be provided by the Mortgage or (c) the current use of the Property and the Improvements.

         3.17 LOCATION OF CHIEF EXECUTIVE OFFICES. The location of Borrower's principal place of business and chief executive office is set forth on Exhibit "B" hereto.

         3.18 DISCLOSURE. All information furnished or to be furnished by Borrower to Lender in connection with the Loan or any of the Loan Documents, is, or will be at the time the same is furnished, accurate and correct in all material respects and complete insofar as completeness may be necessary to provide Lender with true and accurate knowledge of the subject matter.

         3.19 TRADE NAMES. Neither Borrower nor any Facility has changed its name, been known by any other name, or been a party to a merger, reorganization or similar transaction within the last five (5) years.

         3.20 ERISA. Borrower is in compliance with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         3.21 OWNERSHIP. The ownership interests of the Persons comprising the Borrower and each of the respective interests in the Borrower are correctly and accurately set forth on Exhibit "C" hereto.

         3.22 COMPLIANCE WITH APPLICABLE LAWS. Each Facility and its operations and the Property comply in all material respects with all covenants and restrictions of record and applicable laws, ordinances, rules and regulations, including, without limitation, the Americans with Disabilities Act (to the extent required) and the regulations thereunder, and all laws, ordinances, rules and regulations relating to zoning, setback requirements and building codes and there are no waivers of any building codes currently in existence for any Facility.

         3.23 SOLVENCY. Borrower is solvent for purposes of 11 U.S.C. ss.548, and the borrowing of the Loan will not render Borrower insolvent for purposes of 11 U.S.C. ss.548.

         3.24 OTHER INDEBTEDNESS. Borrower has no outstanding Indebtedness, secured or unsecured, direct or contingent (including any guaranties), other than (a) the Loan, (b) the Related Loan, (c) the Working Capital Loan, (d) the Overline Facility and (e) indebtedness which represents trade payables or accrued expenses incurred in the ordinary course of business of owning and operating the Property; no other debt will be secured (senior, subordinate or pari passu) by the Property.

         3.25 OTHER OBLIGATIONS. Except as disclosed in Section 3.24, Borrower has no material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower is a party or by which Borrower or the Property is otherwise bound, other than obligations incurred in the ordinary course of the operation of the Property and other than obligations under the Mortgage and the other Loan Documents.

         3.26 FRAUDULENT CONVEYANCES. Borrower (1) has not entered into this Agreement or any of the other Loan Documents with the actual intent to hinder, delay, or defraud any creditor and (2) has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the transactions contemplated by the Loan Documents, to the best of Borrower's knowledge, the fair saleable value of Borrower's assets exceeds and will, immediately following the execution and delivery of the Loan Documents, be greater than Borrower's probable liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and mature. Borrower's assets do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including, without limitation, contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).

         3.27 MANAGEMENT AGREEMENT. The Management Agreement is in full force and effect and there are no defaults (either monetary or nonmonetary) by the Manager thereunder.

         3.28 REPRESENTATIONS AND WARRANTIES. Borrower agrees that its representations and warranties and covenants contained herein are true and correct as of the date hereof and shall survive closing of the Loan.

                                   ARTICLE IV
                        AFFIRMATIVE COVENANTS OF BORROWER

         Borrower agrees with and covenants unto the Lender that until the Loan Obligations have been paid in full, Borrower shall:

         4.1 PAYMENT OF LOAN/PERFORMANCE OF LOAN OBLIGATIONS. Duly and punctually pay or cause to be paid the principal and interest of the Note in accordance with its terms and duly and punctually pay and perform or cause to be paid or performed all Loan Obligations hereunder and under the other Loan Documents.

         4.2 MAINTENANCE OF EXISTENCE. Maintain its existence as a Delaware limited liability company, and, in each jurisdiction in which the character of the property owned by it or in which the transaction of its business makes qualification necessary, maintain good standing.

         4.3 ACCRUAL AND PAYMENT OF TAXES. During each fiscal year, make accurate provision for the payment of all current tax liabilities of all kinds (including, without limitation, federal and state income taxes, franchise taxes, payroll taxes, provider taxes (to the extent necessary to participate in and receive maximum funding pursuant to Reimbursement Contracts) and Taxes (as defined in the Mortgage)), all required withholding of income taxes of employees, all required old age and unemployment contributions, and all required payments to employee benefit plans, and pay the same when they become due.

         4.4 INSURANCE. Maintain the following insurance coverages with respect to the Property and each Facility:

             a. Insurance against loss or damage by fire, casualty and other hazards as now are or subsequently may be covered by a "special risk" policy or a policy covering "special" causes of loss, with such endorsements as Lender may from time to time reasonably require and which are customarily required by institutional lenders of similar properties similarly situated, including, without limitation, building ordinance law, lightning, windstorm, civil commotion, hail, riot, strike, water damage, sprinkler leakage, collapse, malicious mischief, explosion, smoke, aircraft, vehicles, vandalism, falling objects and weight of snow, ice or sleet, and covering the Facility in an amount equal to 100% of the full insurable replacement value of the Facility (exclusive of footings and foundations below the lowest basement floor) without deduction for depreciation. The determination of the replacement cost amount shall be adjusted annually to comply with the requirements of the insurer issuing the coverage or, at Lender's election, by reference to such indexes, appraisals or information as Lender determines in its reasonable discretion, and, unless the insurance required by this paragraph shall be effected by blanket and/or umbrella policies in accordance with the requirements of this Agreement, the policy shall include inflation guard coverage that ensures that the policy limits will be increased over time to reflect the effect of inflation. Each policy shall, subject to Lender's approval, contain (i) a replacement cost endorsement, without deduction for depreciation, (ii) either an agreed amount endorsement or a waiver of any co-insurance provisions, and (iii) an ordinance or law coverage or enforcement endorsement if the Improvements or the use of the Property constitutes any legal nonconforming structures or uses, and shall provide for deductibles in such amounts as Lender may permit in its sole discretion.

             b. Commercial general liability insurance under a policy containing "Comprehensive General Liability Form" of coverage (or a comparably worded form of coverage) and the "Broad Form CGL" endorsement (or a policy which otherwise incorporates the language of such endorsement), providing coverage on an occurrence (not "claims made") basis, which policy shall include, without limitation, coverage against claims for personal injury, bodily injury, death and property damage liability with respect to the Facility and the operations related thereto, whether on or off the Property, and the following coverages:
Employee as Additional Insured, Product Liability/Completed Operations; Broad Form Contractual Liability, Independent Contractor, Personal Injury and Advertising Injury Protection, Medical Payment (with a minimum limit of $5,000 per person), Broad Form Cross Suits Liability Endorsement, where applicable, hired and non-owned automobile coverage (including rented and leased vehicles), and, if any alcoholic beverages shall be sold, manufactured or distributed in the Facility, liquor liability coverage, all of which shall be in such amounts as Lender may from time to time reasonably require, but not less than One Million Dollars ($1,000,000) per occurrence, Two Million Dollars ($2,000,000) in the aggregate and with umbrella coverage not less than Three Million Dollars ($3,000,000). If such policy shall cover more than one property, such limits shall apply on a "per location" basis. If any health club facilities or swimming pools are located at a Facility, the foregoing amounts shall be increased to Three Million Dollars ($3,000,000), Six Million Dollars ($6,000,000) and Fifteen Million Dollars ($15,000,000), respectively. Such liability policy shall delete the contractual exclusion under the personal injury coverage, if possible, and if available, shall include the following endorsements: Notice of Accident, Knowledge of Occurrence, and Unintentional Error and Omission.

             c. Professional liability insurance coverage in an amount equal to not less than One Million Dollars ($1,000,000) per occurrence and Three Million Dollars ($3,000,000) in the aggregate and insuring Borrower for acts occurring prior to the date of the Loan.

             d. Business interruption insurance, which may be in the form of Blanket Earnings and Extra Expense coverage (i) covering the same perils of loss as are required to be covered by the property insurance required under Section 4.4(a) above, (ii) in an amount equal to the projected annual net income from the Facility plus carrying costs and extraordinary expenses of the Property for a period of twelve (12) months, based upon Borrower's reasonable estimate thereof as approved by Lender, (iii) including either an agreed amount endorsement or a waiver of any co-insurance provisions, so as to prevent Borrower, Lender and any other insured thereunder from being a co-insurer, and
(iv) providing that any covered loss thereunder shall be payable to Lender.

             e. During the period of any new construction on the Property, a so-called "Builder's All-Risk Completed Value" or "Course of Construction" insurance policy in non-reporting form for any improvements under construction, including, without limitation, for demolition and increased cost of construction or renovation, in an amount equal to 100% of the estimated replacement cost value on the date of completion, including "soft cost" coverage, and Workers' Compensation Insurance covering all persons engaged in such construction, in an amount at least equal to the minimum required by law. In addition, each contractor and subcontractor shall be required to provide Lender with a certificate of insurance for (i) workers' compensation insurance covering all persons engaged by such contractor or subcontractor in such construction in an amount at least equal to the minimum required by law, and (ii) general liability insurance showing minimum limits of at least $5,000,000, including coverage for products and completed operations. Each contractor and subcontractor also shall cover Borrower and Lender as an additional insured under such liability policy and shall indemnify and hold Borrower and Lender harmless from and against any and all claims, damages, liabilities, costs and expenses arising out of, relating to or otherwise in connection with its performance of such construction.

             f. If a Facility contains steam boilers, steam pipes, steam engines, steam turbines or other high pressure vessels, insurance covering the major components of the central heating, air conditioning and ventilating systems, boilers, other pressure vessels, high pressure piping and machinery, elevators and escalators, if any, and other similar equipment installed in the Improvements, in an amount equal to one hundred percent (100%) of the full replacement cost of the Facility, which policies shall insure against physical damage to and loss of occupancy and use of the Improvements arising out of an accident or breakdown covered thereunder.

             g. Flood insurance with a deductible not to exceed Three Thousand Dollars ($3,000), or such greater amount as may be satisfactory to Lender in its sole discretion, and in an amount equal to the full insurable value of the Facility or the maximum amount available, whichever is less, from the "flood pool", if the Facility is located in an area designated by the Secretary of Housing and Urban Development or the Federal Emergency Management Agency as having special flood hazards.

             h. Workers' compensation insurance or other similar insurance which may be required by governmental authorities or applicable legal requirements in an amount at least equal to the minimum required by law, and employer's liability insurance with a limit of Five Hundred Thousand Dollars ($500,000) per accident and per disease per employee, and Five Hundred Thousand Dollars ($500,000) in the aggregate for disease arising in connection with the operation of the Property.

             i. Such other insurance coverages, in such amounts, and such other forms and endorsements, as may from time to time be required by Lender and which are customarily required by institutional lenders to similar properties, similarly situated, including, without limitation, coverages against other insurable hazards (including, by way of example only, earthquake, sinkhole and mine subsidence), which at the time are commonly insured against and generally available.

             All insurance required under this Section 4.4 shall have a term of not less than one year and shall be in the form and amount and with deductibles as, from time to time, shall be reasonably acceptable to Lender, under valid and enforceable policies issued by financially responsible insurers either licensed to transact business in the State where the Facility is located, or obtained through a duly authorized surplus lines insurance agent or otherwise in conformity with the laws of such State, with (a) a rating of not less than the third (3rd) highest rating category by either Standard & Poor's Ratings Group, Duff & Phelps Credit Rating Co., Moody's Investors Service, Inc., Fitch Investors Service, Inc. or any successors thereto, or (b) an A:V rating in Best's Key Rating

Guide; provided, however, that if the initial principal balance of the Loan is greater than Seven Million Five Hundred Thousand Dollars ($7,500,000.00), such insurer must, in lieu of such Best's rating, have a long term senior debt rating of at least "A" by Standard & Poor's Ratings Group. On the date hereof, the Borrower's professional liability insurance carrier does not meet the above requirements, and the Borrower acknowledges that it shall have one hundred twenty (120) days from the date hereof to provide either a carrier meeting such requirements or a "cut-through" endorsement satisfactory in all respects to the Lender. Originals or certified copies of all insurance policies shall be delivered to and held by Lender. All such policies shall name Lender as an additional insured, shall provide for loss payable solely to Lender and shall contain: (i) standard "non-contributory mortgagee" endorsement or its equivalent relating, inter alia, to recovery by Lender notwithstanding the negligent or willful acts or omissions of Borrower and notwithstanding (a) occupancy or use of the Facility for purposes more hazardous than those permitted by the terms of such policy, (b) any foreclosure or other action taken by Lender pursuant to the Mortgage upon the occurrence of an Event of Default, or (c) any change in title or ownership of the Facility; and (ii) a provision that such policies shall not be canceled or amended, including, without limitation, any amendment reducing the scope or limits of coverage, or failed to be renewed, without at least thirty (30) days prior written notice to Lender in each instance. With respect to insurance policies which require payment of premiums annually, not less than thirty (30) days prior to the expiration dates of the insurance policies obtained pursuant to this Agreement, Borrower shall pay such amount, except to the extent Lender is escrowing sums therefor pursuant to the Loan Documents. Not less than thirty (30) days prior to the expiration dates of the insurance policies obtained pursuant to this Agreement, originals or certified copies of renewals of such policies (or certificates evidencing such renewals) bearing notations evidencing the payment of premiums or accompanied by other evidence satisfactory to Lender of such payment, which premiums shall not be paid by Borrower through or by any financing arrangement, shall be delivered by Borrower to Lender. Borrower shall not carry separate insurance, concurrent in kind or form or contributing in the event of loss, with any insurance required under this Section 4.4. If the limits of any policy required hereunder are reduced or eliminated due to a covered loss, Borrower shall pay the additional premium, if any, in order to have the original limits of insurance reinstated, or Borrower shall purchase new insurance in the same type and amount that existed immediately prior to the loss.

             If Borrower fails to maintain and deliver to Lender the original policies or certificates of insurance required by this Agreement, Lender may, at its option, procure such insurance and Borrower shall pay or, as the case may be, reimburse Lender for, all premiums thereon promptly, upon demand by Lender, with interest thereon at the Default Rate from the date paid by Lender to the date of repayment and such sum shall constitute a part of the Loan Obligations.

             The insurance required by this Agreement may, at the option of Borrower, be effected by blanket and/or umbrella policies issued to Borrower or to an Affiliate of Borrower covering the Facility and the properties of such Affiliate; provided that, in each case, the policies otherwise comply with the provisions of this Agreement and allocate to the Facility, from time to time, the coverage specified by this Agreement, without possibility of reduction or coinsurance by reason of, or damage to, any other property (real or personal) named therein. If the insurance required by this Agreement shall be effected by any such blanket or umbrella policies, Borrower shall furnish to

Lender original policies or certified copies thereof, with schedules attached thereto showing the amount of the insurance provided under such policies which is applicable to the Facility.

             Neither Lender nor its agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Agreement; it being understood that (i) Borrower shall look solely to its insurance company for the recovery of such loss or damage, (ii) such insurance company shall have no rights of subrogation against Lender, its agents or employees, and (iii) Borrower shall use its best efforts to procure from such insurance company a waiver of subrogation rights against Lender. If, however, such insurance policies do not provide for a waiver of subrogation rights against Lender (whether because such a waiver is unavailable or otherwise), then Borrower hereby agrees, to the extent permitted by law and to the extent not prohibited by such insurance policies, to waive its rights of recovery, if any, against Lender, its agents and employees, whether resulting from any damage to the Facility, any liability claim in connection with the Facility or otherwise. If any such insurance policy shall prohibit Borrower from waiving such claims, then Borrower must obtain from such insurance company a waiver of subrogation rights against Lender.

             If loss or damage to a Facility is equal to or less than $25,000 and there shall exist no Default or Event of Default at the time, the insurance proceeds shall be made available to the Borrower for the sole purpose of the repair and restoration of the Facility, to the same quality and condition as existed prior to such loss or damage.

             If the loss or damage insured by the casualty insurance policies required to be maintained under this Agreement exceeds $25,000, Lender may make the net proceeds of insurance or condemnation (after payment of Lender's reasonable costs and expenses) available to Borrower for Borrower's repair, restoration and replacement of the Improvements, Equipment and Inventory damaged or taken on the following terms and subject to Borrower's satisfaction of the following conditions:

             a. The aggregate amount of all such proceeds shall not exceed the aggregate amount of all such Loan Obligations.

             b. At the time of such loss or damage and at all times thereafter while Lender is holding any portion of such proceeds, there shall exist no Default or Event of Default;

             c. The Improvements, Equipment, and Inventory for which loss or damage has resulted shall be capable of being restored to its preexisting condition and utility in all material respects with a value equal to or greater than that which existed prior to such loss or damage and such restoration shall be capable of being completed prior to the earlier to occur of (i) the expiration of business interruption insurance as determined by an independent inspector or (ii) the Maturity Date;

             d. Within thirty (30) days from the date of such loss or damage Borrower shall have given Lender a written notice electing to have the proceeds applied for such purpose;

             e. Within sixty (60) days following the date of notice under the preceding subparagraph (c) and prior to any proceeds being disbursed to Borrower, Borrower shall have provided to Lender all of the following:

                (i) complete plans and specifications for restoration, repair and replacement of the Improvements, Equipment, and Inventory damaged to the condition, utility and value required by (b) above,

                (ii) if loss or damage exceeds $100,000, fixed-price or guaranteed maximum cost bonded construction contracts for completion of the repair and restoration work in accordance with such plans and specifications,

                (iii) builder's risk insurance for the full cost of construction with Lender named under a standard mortgagee loss-payable clause,

                (iv) such additional funds as in Lender's reasonable opinion are necessary to complete such repair, restoration and replacement, and

                (v) copies of all permits and licenses necessary to complete the work in accordance with the plans and specifications;

             f. Lender may, at Borrower's expense, retain an independent inspector to review and approve plans and specifications and completed construction and to approve all requests for disbursement, which approvals shall be conditions precedent to release of proceeds as work progresses;

             g. No portion of such proceeds shall be made available by Lender for architectural reviews or for any other purposes which are not directly attributable to the cost of repairing, restoring or replacing the Improvements, Equipment and Inventory for which a loss or damage has occurred unless the same are covered by such insurance;

             h. Borrower shall diligently pursue such work and shall complete such work prior to the earlier to occur of the expiration of business interruption insurance or the Maturity Date;

             i. The damaged Facility continues to achieve the Debt Service Coverage requirements set forth in Section 4.12 below;

             j. Each disbursement by Lender of such proceeds and deposits shall be funded subject to conditions and in accordance with disbursement procedures which a commercial construction lender would typically establish in the exercise of sound banking practices and shall be made only upon receipt of disbursement requests on an AIA G702/703 form (or similar form approved by Lender) signed and certified by Borrower and, if required by the Lender, its architect and general contractor with appropriate invoices and lien waivers as required by Lender;

             k. Lender shall have a first lien security interest in all building materials and completed repair and restoration work and in all fixtures and equipment acquired with such proceeds, and Borrower shall execute and deliver such mortgages, deeds of trust, security agreements, financing statements and other instruments as Lender shall request to create, evidence, or perfect such lien and security interest; and

             l. In the event and to the extent such proceeds are not required or used for the repair, restoration and replacement of the Improvements, Equipment and Inventory for which a loss or damage has occurred, or in the event Borrower fails to timely make the election to have insurance proceeds applied to the restoration of the Improvements, Equipment, or Inventory, or, having made such election, fails to timely comply with the terms and conditions set forth herein, or, if the conditions set forth herein for such application are otherwise not satisfied, then Lender shall be entitled without notice to or consent from Borrower to apply such proceeds, or the balance thereof, at Lender's option either (i) to the full or partial payment or prepayment of the Loan Obligations (without premium) in the manner aforesaid, or (ii) to the repair, restoration and/or replacement of all or any part of such Improvements, Equipment and Inventory for which a loss or damage has occurred.

             Borrower appoints Lender as Borrower's attorney-in-fact to cause the issuance of or an endorsement of any insurance policy to bring Borrower into compliance herewith and, as limited above, at Lender's sole option, to make any claim for, receive payment for, and execute and endorse any documents, checks or other instruments in payment for loss, theft, or damage covered under any such insurance policy; however, in no event will Lender be liable for failure to collect any amounts payable under any insurance policy.

         4.5 FINANCIAL AND OTHER INFORMATION. Provide Lender, or cause the Manager or Guarantors to provide to Lender, at its address set forth in Section
8.7 and at GMAC Commercial Mortgage Corporation, 2200 Woodcrest Place, Suite 305, Birmingham, Alabama 35209, the following financial statements and information on a continuing basis during the term of the Loan:

             a. Within one hundred twenty (120) days after the end of each fiscal year of Advocat, audited financial statements of Advocat prepared by a nationally recognized accounting firm or independent certified public accountant acceptable to Lender, which statements shall be prepared in accordance with GAAP, and shall include a balance sheet and a statement of income and expenses for the year then ended, certified by a financial officer of Advocat to be true and correct.

             b. Within one hundred twenty (120) days after the end of each fiscal year of the Borrower, unaudited and consolidating financial statements of the Borrower prepared by a nationally recognized accounting firm or independent certified public accountant acceptable to Lender, which statements shall be prepared in accordance with GAAP, and shall include a balance sheet and a statement of income and expenses for the year then ended, and, shall be certified as true and correct in all material respects by a financial officer of the Borrower.

             c. Within forty-five (45) days after the end of each fiscal quarter of each Facility and Borrower, unaudited financial statements of the operations of such Facility and Borrower prepared in accordance with GAAP, which statements shall include a balance sheet and statement of income and expenses for the quarter then ended, and shall be certified as true and correct in all material respects by a financial officer of Borrower to be true and correct.

             d. Within forty-five (45) days after the end of each fiscal quarter of Advocat, unaudited financial statements of Advocat, prepared in accordance with GAAP, which shall include a balance sheet and statement of income and expenses for the quarter then ended, and shall be certified as true and correct in all material respects by a financial officer of Advocat to be true and correct.

             e. Within forty-five (45) days of the end of each calendar quarter, a statement of the number of bed days available and the actual patient days incurred for the quarter, together with quarterly census information of each Facility as of the end of such quarter in sufficient detail to show patient-mix (i.e., private, Medicaid) on a daily average basis for such year through the end of such quarter, certified by the chief financial officer of Borrower to be true and correct. Such statements of the Facility shall be accompanied by the Summary of Financial Statements and Census Data attached hereto as Exhibit "D".

             f. Upon request by Lender, as soon as available, but in no event more than thirty (30) days after the filing deadline, as may be extended from time to time, copies of all federal, state and local tax returns of Borrower and federal income tax returns for each Guarantor, together with all supporting documentation and required schedules.

             g. Within twenty (20) days of filing or receipt, all Medicaid cost reports and any amendments thereto filed with respect to each Facility, and all responses, audit reports, or other inquiries with respect to such cost reports.

             h. Within twenty (20) days of receipt, a copy of the Medicaid Rate Calculation Worksheet (or the equivalent thereof) issued by the appropriate Medicaid Agency for the Facility.

             i. Within six (6) business days of receipt, any and all notices (regardless of form) from any and all licensing and/or certifying agencies that any Facility license and/or the Medicaid certification of a Facility is being downgraded to a substandard category, revoked, or suspended or that any such action is pending or being considered.

             j. Upon Lender's request, evidence of payment by Borrower of any applicable provider bed taxes or similar taxes.

             k. Within one hundred twenty (120) days of the Borrower's fiscal year end, and more frequently if reasonably requested by Lender, an aged accounts receivable report of the Facility in sufficient detail to show amounts due from each class of patient-mix (i.e., private and Medicaid) by the account age classifications of 30 days, 60 days, 90 days, 120 days, and over 120 days.

             l. Within ten (10) business days of receipt, copies of all licensure and certification survey reports and statements of deficiencies (with, if determined at the time, plans of correction attached thereto or as soon thereafter as reasonably possible).

             m. Within forty-five (45) days of the end of each calendar quarter, a certificate of the chief financial officer of the Borrower confirming compliance with the covenants and requirements set forth above.

             The Lender reserves the right to require that the annual financial statements of the Borrower be audited and prepared by a nationally recognized accounting firm or independent certified public accountant acceptable to Lender if (i) an Event of Default exists, (ii) if required by internal policy or by any investor in any securities backed in whole or in part by the Loan or any rating agency rating such securities, or (iii) if Lender has reasonable grounds to believe that the unaudited financial statements do not accurately represent the financial condition of the Borrower.

             The Lender further reserves the right to require such other financial information of Borrower, any Guarantor, Manager and/or any Facility, in such form and at such other times (including monthly or more frequently, but not more frequently than reasonable) as Lender shall reasonably deem necessary, and Borrower agrees promptly to provide or to cause to be provided, such information to Lender. All financial statements must be in the form and detail as Lender may from time to time reasonably request.

         4.6 COMPLIANCE CERTIFICATE. (a) At the time of furnishing the quarterly operating statements required under the foregoing Section, furnish to Lender a compliance certificate in the form attached hereto as Exhibit "E" executed by the chief financial officer, of the Borrower; and

             (b) Upon Lender's written request, furnish Lender with a certificate stating that Borrower has complied with and is in compliance with all terms, covenants and conditions of the Loan Documents to which Borrower is a party and that there exists no Default or Event of Default or, if such is not the case, that one or more specified events have occurred, and that the representations and warranties contained herein are true and correct with the same effect as though made on the date of such certificate.

         4.7 BOOKS AND RECORDS. Keep and maintain at all times at Kernersville, North Carolina, and upon Lender's request shall make available at each Facility, complete and accurate books of account and records (including copies of supporting bills and invoices) adequate to reflect correctly the results of the operation of each Facility, and copies of all written contracts, leases (if any), and other instruments which affect the Property, which books, records, contracts, leases (if any) and other instruments shall be subject to examination and inspection at any reasonable time by Lender (upon reasonable advance notice, which for such purposes only may be given orally, except in the case of an emergency or following an Event of Default, in which case no advance notice shall be required) provided, however, that if an Event of Default has occurred and is continuing, Borrower shall deliver to Lender upon written demand all books, records, contracts, leases (if any) and other instruments relating to a Facility or its operation and Borrower authorizes Lender to obtain a credit report on Borrower at any time.

         4.8 PAYMENT OF INDEBTEDNESS. Duly and punctually pay or cause to be paid all other Indebtedness now owing or hereafter incurred by Borrower in accordance with the terms of such Indebtedness, except such Indebtedness owing to those other than Lender which is being contested in good faith and with respect to which any execution against properties of Borrower has been effectively stayed and for which reserves and collateral for the payment and security thereof have been established as determined by Lender in its sole discretion.

         4.9 RECORDS OF ACCOUNTS. Maintain all records, including records pertaining to the Accounts of Borrower, at the chief executive office of Borrower as set forth in this Agreement.

         4.10 CONDUCT OF BUSINESS. Conduct, or cause the Manager to conduct, the operation of each Facility at all times in a manner consistent with the level of operation of such Facility as of the date hereof, including without limitation, the following:

              (i) to maintain the standard of care for the residents of the Facility at all times at a level necessary to ensure quality care for the residents of the Facility in accordance with customary and prudent industry standards;

              (ii) to operate the Facility in a prudent manner and in compliance with applicable laws and regulations relating thereto and cause all Permits, Reimbursement Contracts, and any other agreements necessary for the use and operation of the Facility or as may be necessary for participation in the Medicaid or other applicable reimbursement programs to remain in effect without reduction in the number of licensed beds or units authorized for use in the Medicaid or other applicable reimbursement programs;

              (iii) to maintain sufficient Inventory and Equipment of types and quantities at the Facility to enable Borrower adequately to perform operations of the Facility;

              (iv) to keep all Improvements and Equipment located on or used or useful in connection with the Facility in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needed and proper repairs, renewals, replacements, additions, and improvements thereto to keep the same in good operating condition;

              (v) to maintain sufficient cash in the operating accounts of the Facility in order to satisfy the working capital needs of the Facility; and

              (vi) to keep all required Permits current and in full force and effect.

         4.11 PERIODIC SURVEYS. Furnish or cause Manager to furnish to Lender within six (6) business days of receipt a copy of any Medicaid or other licensing agency survey or report and any statement of deficiencies and/or any other report indicating that any action is pending or being considered to downgrade any Facility to a substandard category, and within the time period required by the particular agency for furnishing a plan of correction also furnish or cause to be furnished to Lender a copy of the plan of correction generated from such survey or report for the Facility, and correct or cause to be corrected any deficiency, the curing of which is a condition of continued licensure or for full participation in Medicaid or other reimbursement program pursuant to any Reimbursement Contract for existing patients or for new patients to be admitted with Medicaid coverage, by the date required for cure by such agency (plus extensions granted by such agency).

         4.12 DEBT SERVICE COVERAGE REQUIREMENTS.

             a. Achieve (commencing with the closing of the Loan), and, within forty-five (45) days after the end of each fiscal quarter of Borrower, provide evidence satisfactory to the Lender of the achievement of, the following Debt Service Coverage ratios:

                (i) a Debt Service Coverage for each Facility, individually, after deduction of Actual Management Fees, of not less than 1.0 to 1.0, to be tested quarterly based on the operation of the individual Facility for the prior twelve
                       (12) months;

                (ii) a Debt Service Coverage for each Facility, individually, after deduction of Assumed Management Fees, of not less than 1.10 to 1.0, to be tested quarterly based on the operation of the individual Facility for the prior twelve
                       (12) months; and

                (iii) a Debt Service Coverage for the Facilities, combined, after deduction of Assumed Management Fees, of not less than 1.25 to 1.0, to be tested quarterly based on the combined operations of the Facilities for the prior twelve (12) months.

             b. If Borrower fails to achieve or provide evidence of achievement of the Debt Service Coverage, upon fifteen (15) days written notice to Borrower, Borrower will deposit with Lender additional cash or other liquid collateral in an amount which, when added to the first number of the Debt Service Coverage calculation, would have resulted in the noncomplying Debt Service Coverage requirement having been satisfied. If such failure continues for two (2) consecutive quarters, upon fifteen (15) days written notice to Borrower, Borrower will deposit with Lender additional cash or other liquid collateral (with credit for amounts currently being held by Lender pursuant to the foregoing sentence), in an amount which, if the same had been applied on the first day of the prior twelve (12) month period to reduce the outstanding principal indebtedness of the Loan Obligations, would have resulted in the noncomplying Debt Service Coverage requirement having been satisfied, Borrower agrees promptly to provide such additional cash or other liquid collateral, which shall be held for an additional two (2) consecutive quarters. Such additional Collateral will be held by the Lender in a standard custodial account, and shall constitute additional collateral for the Loan Obligations and an "Account" as defined in this Agreement, and, upon the occurrence of an Event of Default, may be applied by the Lender, in such order and manner as the Lender may elect, to the reduction of the Loan Obligations. Borrower shall not be entitled to any interest earned on such additional Collateral. Provided that there is no outstanding Default or Event of Default, such additional Collateral which has not been applied to the Loan Obligations will be released by the Lender at such time as Borrower provides the Lender with evidence that the required Debt Service Coverage requirements outlined above have been achieved and maintained (without regard to any cash deposited pursuant to this Section 4.12) as of the end of each of two
(2) consecutive quarters. Notwithstanding the foregoing, Lender will agree to forbear from requiring Borrower to post such cash or additional collateral if any one Facility fails to meet the required individual Debt Service Coverage as long as (i) there is no other outstanding Event of Default and (ii) the Debt Service Coverage on a combined basis for all Facilities is at least 1.4 to 1.0. However, Lender shall have the right to terminate its forbearance and to require that the Borrower post such additional collateral if said Facility fails to meet its required individual Debt Service Coverage ratios for more than four (4) consecutive quarters.

         4.13 OCCUPANCY. Maintain or cause to be maintained an average annual occupancy for the Facilities, combined, of eighty percent (80%) or higher, based on the number of licensed beds or units shown on Exhibit "F".

         4.14 CAPITAL EXPENDITURES. Maintain each Facility in good condition and make minimum capital expenditures for each Facility in each fiscal year in the amount of $250 per licensed bed or unit (which capital expenditures may include those necessary for ordinary repairs and routine maintenance), and, within forty-five (45) days of the end of such fiscal year, provide evidence thereof satisfactory to Lender. In the event that Borrower shall fail to do so, Borrower shall, upon Lender's written request, immediately establish and maintain a capital expenditures reserve fund with Lender equal to the difference between the required amount per licensed bed or unit and the amount per licensed bed or unit actually spent by the Borrower. Borrower grants to Lender a right of setoff against all moneys in the capital expenditures reserve fund, and Borrower shall not permit any other Lien to exist upon such fund. The proceeds of such capital expenditures reserve fund will be disbursed monthly upon Lender's receipt of satisfactory evidence that Borrower has made the required capital expenditures. Upon Borrower's failure to adequately maintain any Facility in good condition, ordinary and reasonable wear and tear excepted, Lender may, but shall not be obligated to, make such capital expenditures and may apply the moneys in the capital expenditures reserve fund for such purpose. To the extent there are insufficient moneys in the capital expenditures reserve fund for such purposes, all funds advanced by Lender to make such capital expenditures shall constitute a portion of the Loan Obligations, shall be secured by the Mortgage and shall accrue interest at the Default Rate until paid. Upon an Event of Default, Lender may apply any moneys in the capital expenditures reserve fund to the Loan Obligations, in such order and manner as Lender may elect. For any partial fiscal year during which the Loan is outstanding, the required expenditure amount shall be prorated by multiplying the total of the required amount per licensed bed or unit by a fraction, the numerator of which is the number of days during such year for which all or part of the Loan is outstanding and the denominator of which is the number of days in such year.

         4.15 MANAGEMENT AGREEMENT. Maintain the Management Agreement in full force and effect and timely perform all of Borrower's obligations thereunder and enforce performance of all obligations of the Manager thereunder and not permit the termination, amendment or assignment of the Management Agreement unless the prior written consent of Lender is first obtained, which consent shall not be unreasonably withheld. Borrower will enter and cause the Manager to enter into the Subordination Agreement. Borrower will not enter into any other management agreement without Lender's prior written consent, which consent shall not be unreasonably withheld.

         4.16 UPDATED APPRAISALS. For so long as the Loan remains outstanding, if any Event of Default shall occur hereunder, or if, in Lender's reasonable business judgment, a material depreciation in the value of the Property shall have occurred, then in any such event, Lender may cause the Property to be appraised by an appraiser selected by Lender, and in accordance with Lender's appraisal guidelines and procedures then in effect, and Borrower agrees to cooperate in all respects with such appraisals and furnish to the appraisers all requested information regarding the Property and the Facilities. Borrower agrees to pay all reasonable costs incurred by Lender in connection with such appraisal which costs shall be secured by the Mortgage and shall accrue interest at the Default Rate until paid.

         4.17 COMPLY WITH COVENANTS AND LAWS. Comply, in all material respects, with all applicable covenants and restrictions of record and all laws, ordinances, rules and regulations and keep the Facilities and the Property in compliance with all applicable laws, ordinances, rules and regulations, including, without limitation, the Americans with Disabilities Act and regulations promulgated thereunder, and laws, ordinances, rules and regulations relating to zoning, health, building codes, setback requirements, Medicaid laws and keep the Permits for the Facilities in full force and effect.

         4.18 TAXES AND OTHER CHARGES. Subject to Borrower's right to contest the same as set forth in Section 9(c) of the Mortgage, pay all taxes, assessments, charges, claims for labor, supplies, rent, and other obligations which, if unpaid, might give rise to a Lien against property of Borrower, except Liens to the extent permitted by this Agreement.

         4.19 COMMITMENT LETTER. Provide all items and pay all amounts required by the Commitment Letter. If any term of the Commitment Letter shall conflict with the terms of this Agreement, this Agreement shall govern and control. As to any matter contained in the Commitment Letter, and as to which no mention is made in this Agreement or the other Loan Documents, the Commitment Letter shall continue to be in effect and shall survive the execution of this Agreement and all other Loan Documents.

         4.20 NOTICE OF FEES OR PENALTIES. Immediately notify Lender, upon Borrower's knowledge thereof, of the assessment by any state or any Medicaid, health or licensing agency of any fines or penalties against Borrower, Manager or any Facility.

         4.21 INTENTIONALLY DELETED.

         4.22 CAPITAL IMPROVEMENTS AND REPAIRS. Commence immediately and complete within 180 days from the date hereof the repairs listed on Schedule
4.22 attached hereto.

         4.23 LOAN CLOSING CERTIFICATION. Immediately notify Lender, in writing, in the event any representation, warranty or covenant contained herein or in that certain Loan Closing Certification, executed by Borrower for the benefit of Lender of even date herewith, becomes untrue or there shall have been any material adverse change in any such representation, warranty or covenant.

         4.24 ADVOCAT FINANCIAL COVENANTS. Borrower, and Advocat, by the execution and delivery of its Guaranty Agreement, agree to cause compliance with the following:

             a. Advocat shall maintain a current ratio of not less than 1.25 to
1.00 at all times.

                For purposes of calculating the "current ratio", the following debt will be excluded from current maturities of long term debt:

                (i)    the principal balance outstanding under the Acquisition
                       Line;

                (ii) the principal balance outstanding under the Working Capital Loan or the Overline Facility; and

                (iii) the outstanding principal balance on the Bridge Loan, which remains outstanding following the closing of the Loan and the Related Loan.

                Current maturities of long term debt shall include an assumed amortization of five percent (5%) of the principal outstanding balance under the Acquisition Line.

             b. Advocat shall maintain a ratio of "Adjusted Funded Debt" (defined below) to "EBITDAR" (defined below) of not more than 8.0 to 1.0 through December 30, 1999, and 7.5 to 1.0 on December 31, 1999, and thereafter.

                For purposes of this Section 4.24, "Adjusted Funded Debt" means the sum of (i) "Funded Debt" (defined below) plus (ii) the product of (A) 8 multiplied by (B) lease expense for the preceding four (4) quarters. For purposes hereof, EBITDAR shall mean the sum of earnings before interest, taxes, depreciation, amortization and rent/lease expense (excluding accounts receivable of Texas Diversicare Limited Partnership), calculated for the immediately preceding twelve (12) month period. In addition, for purposes of calculating EBITDAR, EBITDAR will include non-recurring charges as quantified in the December 31, 1998 audited statement of operations and defined in Note 16 of the December 31, 1998 audit report. EBITDAR will also add back the non-recurring charge of $433,440 taken in the first quarter of fiscal year 1999 relating to an accounting change (SOP 98-5).

                For purposes of this Section 4.24, "Funded Debt" means all indebtedness for money borrowed, deferred purchase money obligations (other than accounts payable arising in the ordinary course of business with terms less than 270 days and which are not renewable or extendable at the option of the obligor), capitalized leases, conditional sales contracts and similar title retention debt instruments. This calculation shall include all Funded Debt of other entities or persons guaranteed by the Borrower, or supported by a letter of credit issued for the account of the Borrower. Funded Debt shall also include the redemption amount with respect to any stock of the Borrower required to be redeemed within the twelve months following the date of determination.

             c. Advocat shall maintain a minimum fixed charge coverage ratio of not less than 1.0 to 1.0 through December 31, 1999, and 1.05 to 1.0 at all times thereafter (measured quarterly on a rolling four (4) quarter basis). The fixed charge coverage ratio shall mean EBITDAR divided by the sum of current maturities of long-term debt plus interest expenses plus lease expenses. Current maturities will include five percent (5%) of the then outstanding principal balance under the Acquisition Line. Current maturities shall exclude:

                (i)    the principal balance outstanding under the Acquisition
                       Line;

                (ii) the principal balance outstanding under the Working Capital Loan or the Overline Facility; and

                (iii) the outstanding principal balance on the Bridge Loan, which remains outstanding following the closing of the Loan and the Related Loan.

             d. Advocat shall maintain a minimum "Tangible Net Worth" (defined below) of $24,000,000 as of the date hereof. Such minimum Tangible Net Worth shall increase (but shall not decrease) on a quarterly basis by a minimum of 75% of Advocat's calendar quarterly net income (but not loss) beginning with the fiscal quarter ended June 30, 1999 plus 100% of additions to capital.

             e. Advocat shall provide to the Lender a certificate no later than 45 days after the end of each fiscal quarter, certifying compliance with the covenants in this Section 4.24.

                                    ARTICLE V
                         NEGATIVE COVENANTS OF BORROWER

         Until the Loan Obligations have been paid in full, Borrower shall not:

         5.1 ASSIGNMENT OF LICENSES AND PERMITS. Assign or transfer any of its interest in the Permits, or Reimbursement Contracts (including rights to payment thereunder) pertaining to any Facility, or assign, transfer, or remove or permit any other person to assign, transfer, or remove any records pertaining to a Facility including, without limitation, patient records, medical and clinical records (except for removal of such patient records as directed by the residents owning such records or by governmental or judicial direction or order), without Lender's prior written consent, which consent may be granted or refused in Lender's sole discretion.

         5.2 NO LIENS; EXCEPTIONS. Create, incur, assume or suffer to exist any Lien upon or with respect to any Facility or any of its properties, rights, income or other assets relating thereto, including, without limitation, the Collateral, whether now owned or hereafter acquired, other than the following permitted Liens ("Permitted Encumbrances"):

             a. Liens at any time existing in favor of the Lender;

             b. Liens which are permitted under the terms of the Lender's title insurance policies insuring the Mortgage;

             c. Inchoate Liens arising by operation of law for the purchase of labor, services, materials, equipment or supplies, provided payment shall not be delinquent and, if such Lien is a lien upon any of the Property or Improvements, such Lien must be fully disclosed to Lender and bonded off and removed from the Property and Improvements within thirty (30) days of its creation in a manner satisfactory to Lender;

             d. Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for money borrowed or for credit received with respect to property acquired) entered into in the ordinary course of business as presently conducted or to secure obligations for surety or appeal bonds;

             e. Liens for current year's taxes, assessments or governmental charges or levies not yet due and payable;

             f. Liens on Accounts securing the Working Capital Loan and the Overline Facility; and

             g. Liens securing purchase money loans not to exceed $300,000 in the aggregate at any one time outstanding.

         5.3 MERGER, CONSOLIDATION, ETC. Consummate any merger, consolidation or similar transaction, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now or hereafter acquired), without the prior written consent of the Lender, which consent may be granted or refused in Lender's sole discretion.

         5.4 MAINTAIN SINGLE-PURPOSE ENTITY STATUS.

             a. Dissolve or terminate or materially amend the terms of its articles of organization or operating agreement, the terms of which require Borrower to be a Single-Purpose Entity;

             b. enter into any transaction of merger or consolidation, or liquidate or dissolve itself (or suffer any liquidation or dissolution), or acquire by purchase or otherwise all or substantially all the business or assets of, or any Stock or other evidence of beneficial ownership of, any Person;

             c. guarantee or otherwise become liable on or in connection with any obligation of any other Person, except for the Related Loan, the Working Capital Loan and the Overline Facility;

             d. at any time own any encumbered asset other than (i) the Property, and (ii) incidental personal property necessary for the operation of the Property;

             e. at any time be engaged directly or indirectly, in any business other than the ownership, management and operation of the Property;

             f. enter into any contract or agreement with any general partner, principal, member or Affiliate of Borrower or any Affiliate of any general partner, principal or member of Borrower (other than the Management Agreement) except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm's-length basis with third parties other than an Affiliate;

             g. incur, create or assume any indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) the Loan, (ii) the Working Capital Loan, (iii) the Overline Facility, (iv) the Related Loan, and (v) indebtedness which represents trade payables or accrued expenses incurred in the ordinary course of business of owning and operating the Property; no other debt will be secured (senior, subordinate or pari passu) by the Property;

             h. make any loans or advances for borrowed money to any third party (including any Affiliate);

             i. become insolvent or fail to pay its debts from its assets as the same shall become due;

             j. fail to do all things necessary to preserve its existence as a Single-Purpose Entity, and will not, nor will any member thereof, amend, modify or otherwise change its articles of organization or operating agreement in a manner which adversely affects Borrower's existence as a Single-Purpose Entity;

             k. fail to conduct and operate its business as presently conducted and operated;

             l. fail to maintain books and records and bank accounts separate from those of its Affiliates, including its members, general partners or shareholders, as applicable;

             m. fail to at all times hold itself out to the public as a legal entity separate and distinct from any other entity (including any Affiliate thereof, including any member of Borrower or any Affiliate of the general partner or any member or shareholder of Borrower, as applicable);

             n. fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

             o. seek the dissolution or winding up, in whole or in part, of Borrower;

             p. commingle the funds and other assets of Borrower with those of any general partner, any member, any shareholder, any Affiliate or any other Person except for daily sweeps to a master account for Borrower and its Affiliates from which necessary operating funds will be disbursed to a control account in the name of Borrower;

             q. fail to maintain its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or any other Person; and

             r. hold itself out to be responsible for the debts or obligations of any other Person, except for the Related Loan, the Working Capital Loan and the Overline Facility.

         5.5 CHANGE OF BUSINESS. Make any material change in the nature of its business as it is being conducted as of the date hereof.

         5.6 CHANGES IN ACCOUNTING. Change its methods of accounting, unless such change is permitted by GAAP, and provided such change does not have the effect of curing or preventing what would otherwise be an Event of Default or Default had such change not taken place.

         5.7 ERISA FUNDING AND TERMINATION. Permit (a) the funding requirements of ERISA with respect to any employee plan to be less than the minimum required by ERISA at any time, or (b) any employee plan to be subject to involuntary termination proceedings at any time.

         5.8 TRANSACTIONS WITH AFFILIATES. Enter into any transaction (other than the Management Agreement) with any Affiliate of Borrower other than in the ordinary course of its business and on fair and reasonable terms no less favorable to Borrower than those it could obtain in a comparable arms-length transaction with a Person not an Affiliate.

         5.9 TRANSFER OF OWNERSHIP INTERESTS. Except for the pledge of membership interests to secure the Working Capital Loan, permit a change in the ownership interests of the Persons comprising the Borrower unless the written consent of the Lender is first obtained, which consent may be granted or refused in Lender's sole discretion.

         5.10 CHANGE OF USE. Alter or change the use of any Facility or permit any management agreement other than the Management Agreement or enter into any operating lease for a Facility, unless Borrower first notifies Lender and provides Lender a copy of the proposed lease agreement or management agreement, obtains Lender's written consent thereto, which consent may be withheld in Lender's sole discretion, and obtains and provides Lender with a subordination agreement in form satisfactory to Lender, as determined by Lender in its sole discretion, from such manager or lessee subordinating to all rights of Lender.

         5.11 PLACE OF BUSINESS. Change its chief executive office or its principal place of business without first giving Lender at least thirty (30) days prior written notice thereof and promptly providing Lender such information and amendatory financing statements as Lender may request in connection therewith.

         5.12 ACQUISITIONS. Directly or indirectly, purchase, lease, manage, own, operate, or otherwise acquire any property or other assets (or any interest therein) which are not used in connection with the operation of the Facilities.

                                   ARTICLE VI
                              ENVIRONMENTAL HAZARDS

         6.1 PROHIBITED ACTIVITIES AND CONDITIONS. Except for matters covered by a written program of operations and maintenance approved in writing by Lender (an "O&M Program") or matters described in Section 6.2, Borrower shall not cause or permit any of the following:

             a. The presence, use, generation, release, treatment, processing, storage, handling, or disposal-of any Hazardous Materials in, on or under the Property or any Improvements;

             b. The transportation of any Hazardous Materials to, from, or across the Property;

             c. Any occurrence or condition on the Property or in the Improvements or any other property of Borrower that is adjacent to the Property, which occurrence or condition is or may be in violation of Hazardous Materials Laws; or

             d. Any violation of or noncompliance with the terms of any Environmental Permit with respect to the Property, the Improvements or any property of Borrower that is adjacent to the Property.

The matters described in clauses (a) through (d) above are referred to collectively in this Article VI as "Prohibited Activities and Conditions" and individually as a "Prohibited Activity and Condition."

         6.2 EXCLUSIONS. Notwithstanding any other provision of Article VI to the contrary, "Prohibited Activities and Conditions" shall not include the safe and lawful use and storage of quantities of (i) pre-packaged supplies, medical waste, cleaning materials and petroleum products customarily used in the operation and maintenance of comparable Facilities, (ii) cleaning materials, personal grooming items and other items sold in pre-packaged containers for consumer use and used by occupants of the Facility; (iii) petroleum products used in the operation and maintenance of motor vehicles from time to time located on the Property's parking areas, or stored in underground or above ground storage tanks used in the operation of any Facility; and (iv) nonfriable asbestos or asbestos-containing materials currently located at any Facility as shown in the Phase I Environmental Reports prepared by Bhate Engineering for Lender in connection with the Loan, so long as all of the foregoing are used, stored, handled, transported and disposed of in compliance with Hazardous Materials Laws.

         6.3 PREVENTIVE ACTION. Borrower shall take all appropriate steps (including the inclusion of appropriate provisions in any Leases approved by Lender which are executed after the date of this Agreement) to prevent its employees, agents, contractors, tenants and occupants of the Facility from causing or permitting any Prohibited Activities and Conditions.

         6.4 O & M PROGRAM COMPLIANCE. If an O&M Program has been established with respect to Hazardous Materials, Borrower shall comply in a timely manner with, and cause all employees, agents, and contractors of Borrower and any other persons present on the Property to comply with the O&M Program. All costs of performance of Borrower's obligations under any O&M Program shall be paid by Borrower, and Lender's out-of-pocket costs incurred in connection with the monitoring and review of the O&M Program and Borrower's performance shall be paid by Borrower upon demand by Lender. Any such out-of-pocket costs of Lender which Borrower fails to pay promptly shall become an additional part of the Loan Obligations.

         6.5 BORROWER'S ENVIRONMENTAL REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender that, except as previously disclosed by Borrower to Lender in writing or in the Phase I Environmental Reports prepared for Lender by Bhate Engineering (the "Environmental Reports"):

             a. Borrower has not at any time caused or permitted any Prohibited Activities and Conditions.

             b. No Prohibited Activities and Conditions exist or, to the best knowledge of Borrower, have existed.

             c. The Property and the Improvements do not now contain any underground storage tanks, and, to the best of Borrower's knowledge after reasonable and diligent inquiry, the Property and the Improvements have not contained any underground storage tanks in the past. If there is an underground storage tank located on the Property or the Improvements which has been previously disclosed by Borrower to Lender in writing or in the Environmental Reports, that tank complies with all requirements of Hazardous Materials Laws, except as disclosed in the Environmental Reports.

             d. Borrower has complied with all Hazardous Materials Laws, including all requirements for notification regarding releases of Hazardous Materials. Without limiting the generality of the foregoing, Borrower has obtained all Environmental Permits required for the operation of the Property and the Improvements in accordance with Hazardous Materials Laws now in effect and all such Environmental Permits are in full force and effect. No event has occurred with respect to the Property and/or Improvements that constitutes, or with the passing of time or the giving of notice would constitute, noncompliance with the terms of any Environmental Permit.

             e. There are no actions, suits, claims or proceedings pending or, to the best of Borrower's knowledge after reasonable and diligent inquiry, threatened that involve the Property and/or the Improvements and allege, arise out of, or relate to any Prohibited Activity and Condition.

             f. Borrower has not received any complaint, order, notice of violation or other communication from any Governmental Authority with regard to air emissions, water discharges, noise emissions or Hazardous Materials, or any other environmental, health or safety matters affecting the Property, the Improvements or any other property of Borrower that is adjacent to the Property. The representations and warranties in this Article VI shall be continuing representations and warranties that shall be deemed to be made by Borrower throughout the term of the Loan evidenced by the Note, until the Loan Obligations have been paid in full.

         6.6 NOTICE OF CERTAIN EVENTS. Borrower shall promptly notify Lender in writing of any and all of the following that may occur:

             a. Borrower's discovery of any Prohibited Activity and Condition.

             b. Borrower's receipt of or knowledge of any complaint, order, notice of violation or other communication from any Governmental Authority or other person with regard to present, or future alleged Prohibited Activities and Conditions or any other environmental, health or safety matters affecting the Property, the Improvements or any other property of Borrower that is adjacent to the Property.

             c. Any representation or warranty in this Article VI which becomes untrue at any time after the date of this Agreement.

             Any such notice given by Borrower shall not relieve Borrower of, or result in a waiver of, any obligation under this Agreement, the Note, or any of the other Loan Documents.

         6.7 COSTS OF INSPECTION. Borrower shall pay promptly the costs of any environmental inspections, tests or audits required by Lender in connection with any foreclosure or deed in lieu of foreclosure, or, if required by Lender, as a condition of Lender's consent to any "Transfer" (as defined in the Mortgage), or required by Lender following a reasonable determination by Lender that Prohibited Activities and Conditions may exist. Any such costs incurred by Lender (including the fees and out-of-pocket costs of attorneys and technical consultants whether incurred in connection with any judicial or administrative process or otherwise) which Borrower fails to pay promptly shall become an additional part of the Loan Obligations.

         6.8 REMEDIAL WORK. If any investigation, site monitoring, containment, clean-up, restoration or other remedial work ("Remedial Work") is necessary to comply with any Hazardous Materials Laws or order of any Governmental Authority that has or acquires jurisdiction over the Property, the Improvements or the use, operation or improvement of the Property under any

Hazardous Materials Laws, Borrower shall, by the earlier of (1) the applicable deadline required by Hazardous Materials Laws or (2) 30 days after notice from Lender demanding such action, begin performing the Remedial Work, and thereafter diligently prosecute it to completion, and shall in any event complete such work by the time required by applicable Hazardous Materials Laws. If Borrower fails to begin on a timely basis or diligently prosecute any required Remedial Work, Lender may, at its option, cause the Remedial Work to be completed, in which case Borrower shall reimburse Lender on demand for the cost of doing so. Any reimbursement due from Borrower to Lender shall become part of the Loan Obligations.

         6.9 COOPERATION WITH GOVERNMENTAL AUTHORITIES. Borrower shall cooperate with any inquiry by any Governmental Authority and shall comply with any governmental or judicial order which arises from any alleged Prohibited Activity and Condition.

         6.10 INDEMNITY.

             a. Borrower shall hold harmless, defend and indemnify (i) Lender,
(ii) any successor owner or holder of the Note, (iii) the officers, directors, partners, agents, shareholders, employees and trustees of any of the foregoing, and (iv) the heirs, legal representatives, successors and assigns of each of the foregoing (together, the "Indemnitees") against all proceedings, claims, damages, losses, expenses, penalties and costs (whether initiated or sought by any Governmental Authority or private parties), including fees and out of pocket expenses of attorneys and expert witnesses, investigatory fees, and remediation costs, whether incurred in connection with any judicial or administrative process or otherwise, arising directly or indirectly from any of the following except to the extent the same relate solely to Hazardous Materials first introduced to the Property or any part thereof by anyone other than Borrower following foreclosure of the Mortgage (or the delivery and acceptance of a deed in lieu of such foreclosure) or the sale or transfer of the Property or part thereof by Borrower with Lender's consent subject to the Mortgage):

                1. Any breach of any representation or warranty of Borrower in this Article VI.

                2. Any failure by Borrower to perform any of its obligations under this Article VI.

                3. The existence or alleged existence of any Prohibited Activity and Condition.

                4. The presence or alleged presence of Hazardous Materials in, on, or around under the Property, the Improvements or any property of Borrower that is adjacent to the Property, or

                5. Actual or alleged violation of any Hazardous Materials Laws.

             b. Counsel selected by Borrower to defend Indemnitees shall be subject to the approval of those Indemnitees. Notwithstanding anything contained herein, any Indemnitee may elect to defend any claim or legal or administrative proceeding at the Borrower's expense if such Indemnitee has reason to believe that its interests are not being adequately represented or diverge from other interests being represented by such counsel (but Borrower shall be obligated to bear the expense of at most only one such separate counsel). Nothing contained herein shall prevent an Indemnitee from employing separate counsel in any such action at any time and participating in the defense thereof at its own expense.

             c. Borrower shall not, without the prior written consent of those Indemnitees who are named as parties to a claim or legal or administrative proceeding (a "Claim") settle or compromise the Claim if the settlement (1) results in the entry of any judgment that does not include as an unconditional term the delivery by the claimant or plaintiff to Lender of a written release of those Indemnitees, satisfactory in form and substance to Lender or (2) may materially and adversely affect any Indemnitee, as determined by such Indemnitee in its sole discretion.

             d. The liability of Borrower to indemnify the Indemnitees shall not be limited or impaired by any of the following, or by any failure of Borrower or any Guarantor to receive notice of or consideration for any of the following:

                1. Any amendment or modification of any Loan Document.

                2. Any extensions of time for performance required by any of the Loan Documents.

                3. The accuracy or inaccuracy of any representations and warranties made by Borrower under this Agreement or any other Loan Document.

                4. The release of Borrower or any other person, by Lender or by operation of law, from performance of any obligation under any of the Loan Documents.

                5. The release or substitution in whole or in part of any security for the Loan Obligations.

                6. Lender's failure to properly perfect any lien or security interest given as security for the Loan Obligations.

             e. Borrower shall, at its own cost and expense, do all of the following:

                1. Pay or satisfy any judgment or decree that may be entered against any Indemnitee or Indemnitees in any legal or administrative proceeding incident to any matters against which Indemnitees are entitled to be indemnified under this Article VI.

                2. Reimburse Indemnitees for any expenses paid or incurred in connection with any matters against which Indemnitees are entitled to be indemnified under this Article VI.

                3. Reimburse Indemnitees for any and all expenses, including fees and costs of attorneys and expert witnesses, paid or incurred in connection with the enforcement by Indemnitees of their rights under this Article VI, or in monitoring and participating in any legal or administrative proceeding.

             f. In any circumstances in which the indemnity under this Article VI applies, Lender may employ its own legal counsel and consultants to prosecute, defend or negotiate any claim or legal or administrative proceeding and Lender, with the prior written consent of Borrower (which shall not be unreasonably withheld, delayed or conditioned) may settle or compromise any action or legal or administrative proceeding. Borrower shall reimburse Lender upon demand for all costs and expenses incurred by Lender, including all costs of settlements entered into in good faith, and the fees and out of pocket expenses of such attorneys and consultants.

             g. The provisions of this Article VI shall be in addition to any and all other obligations and liabilities that Borrower may have under the applicable law or under the other Loan Documents, and each Indemnitee shall be entitled to indemnification under this Article VI without regard to whether Lender or that Indemnitee has exercised any rights against the Property and/or the Improvements or any other security, pursued any rights against any guarantor, or pursued any other rights available under the Loan Documents or applicable law. If Borrower consists of more than one person or entity, the obligation of those persons or entities to indemnify the Indemnitees under this
Article VI shall be joint and several. The obligations of Borrower to indemnify the Indemnitees under this Article VI shall survive any repayment or discharge of the Loan Obligations, any foreclosure proceeding, any foreclosure sale, any delivery of any deed in lieu of foreclosure, and any release of record of the lien of the Mortgage.

                                   ARTICLE VII
                         EVENTS OF DEFAULT AND REMEDIES

         7.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following shall constitute an "Event of Default" hereunder:

             a. The failure by Borrower to pay any installment of principal, interest, or other payments required under the Note, within five (5) business days after the same becomes due; or

             b. Borrower's violation of any covenant set forth in Article V hereof; or

             c. Borrower's failure to deliver or cause to be delivered the financial statements and information set forth in Section 4.5 above within the times required and such failure is not cured within thirty (30) days following Lender's written notice to Borrower thereof; or

             d. The failure of Borrower properly and timely to perform or observe any covenant or condition set forth in this Agreement (other than those specified in (a), (b) and (c) of this Section) or any other Loan Documents which is not cured within any applicable cure period as set forth herein or in such other Loan Document, or, if no cure period is specified therefor, is not cured within thirty (30) days of Lender's notice to Borrower of such Default; provided, however, that if such default cannot be cured within such thirty (30) day period, such cure period shall be extended for an additional sixty (60) days, as long as Borrower is diligently and in good faith prosecuting said cure to completion.

             e. The filing by Borrower or any Guarantor or Manager of a voluntary petition, or the adjudication of any of the aforesaid Persons, or the filing by any of the aforesaid Persons of any petition or answer seeking or acquiescing, in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or if any of the aforesaid Persons should seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator for itself or of all or any substantial part of its property or of any or all of the rents, revenues, issues, earnings, profits or income thereof, or the mailing of any general assignment for the benefit of creditors or the admission in writing by any of the aforesaid Persons of its inability to pay its debts generally as they become due; or

             f. The entry by a court of competent jurisdiction of an order, judgment, or decree approving a petition filed against Borrower or any Guarantor or Manager which petition seeks any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency, or other relief for debtors, which order, judgment or decree remains unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive) from the date of entry thereof, or the appointment of any trustee, receiver or liquidator of any of the aforesaid Persons or of all or any substantial part of its properties or of any or all of the rents, revenues, issues, earnings, profits or income thereof, which appointment shall remain unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive); or

             g. Unless otherwise permitted hereunder or under any other Loan Documents, the sale, transfer, lease, assignment, or other disposition, voluntarily or involuntarily, of the Collateral, or any part thereof, or, except for Permitted Encumbrances, any further encumbrance of the Collateral, unless the prior written consent of Lender is obtained; or

             h. The failure of Borrower to take the corrective measures required in this Agreement within the time periods specified following Lender's demand because a Debt Service Coverage has not been met; or

             i. Any certificate, statement, representation, warranty or audit heretofore or hereafter furnished by or on behalf of Borrower or any Guarantor or Manager pursuant to or in connection with this Agreement (including, without limitation, representations and warranties contained herein or in any Loan Documents) or as an inducement to Lender to make the Loan to Borrower, (i) proves to have been false in any material respect at the time when the facts therein set forth were stated or certified, or (ii) proves to have omitted any substantial contingent or unliquidated liability or claim against Borrower, or
(iii) on the date of execution of this Agreement there shall have been any material adverse change in any of the facts previously disclosed by any such certificate, statement, representation, warranty or audit, which change shall not have been disclosed to Lender in writing at or prior to the time of such execution; or

             j. The failure of Borrower to correct or cause the Manager to correct, within the time deadlines set by any applicable Medicaid or licensing agency, any deficiency which would result in the following actions by such agency with respect to the Facility:

                1. a termination of any Reimbursement Contract or any Permit; or

                2. a ban on new admissions generally or on admission of patients otherwise qualifying for Medicaid coverage; or

             k. The Borrower, Manager or any Facility should be assessed fines or penalties by any state or any Medicaid, health or licensing agency having jurisdiction over such Persons or Facility in excess of $50,000; or

             l. A final judgment shall be rendered by a court of law or equity against Borrower, or Manager or any Guarantor in excess of $100,000, and the same shall remain undischarged for a period of thirty (30) days, unless such judgment is either (i) fully covered by collectible insurance and such insurer has within such period acknowledged such coverage in writing, or (ii) although not fully covered by insurance, enforcement of such judgment has been effectively stayed, such judgment is being contested or appealed by appropriate proceedings and Borrower or any Guarantor or Manager, as the case may be, has established reserves adequate for payment in the event such Person is ultimately unsuccessful in such contest or appeal and evidence thereof is provided to Lender; or

             m. The occurrence of any material adverse change in the financial condition or prospects of Borrower or any Guarantor or Manager, or the existence of any other condition which, in Lender's reasonable determination, constitutes a material impairment of any such Person's ability to operate the Facility or of such Person's ability to perform their respective obligations under the Loan Documents, and is not remedied within thirty (30) days after written notice; or

             n. The occurrence of any Event of Default under (and as defined in the loan documents relating to) the Related Loan.

                Notwithstanding anything in this Section, all requirements of notice shall be deemed eliminated if Lender is prevented from declaring an Event of Default by bankruptcy or other applicable law. The cure period, if any, shall then run from the occurrence of the event or condition of Default rather than from the date of notice.

         7.2 REMEDIES. Upon the occurrence of any one or more of the foregoing Events of Default, the Lender may, at its option:

             a. Declare the entire unpaid principal of the Loan Obligations to be, and the same shall thereupon become, immediately due and payable, without presentment, protest or further demand or notice of any kind, all of which are hereby expressly waived.

             b. Proceed to protect and enforce its rights by action at law (including, without limitation, bringing suit to reduce any claim to judgment), suit in equity and other appropriate proceedings including, without limitation, for specific performance of any covenant or condition contained in this Agreement.

             c. Exercise any and all rights and remedies afforded by the laws of the United States, the states in which any of the Property or other Collateral is located or any other appropriate jurisdiction as may be available for the collection of debts and enforcement of covenants and conditions such as those contained in this Agreement and the Loan Documents.

             d. Exercise the rights and remedies of setoff and/or banker's lien against the interest of Borrower in and to every account and other property of Borrower which is in the possession of the Lender or any person who then owns a participating interest in the Loan, to the extent of the full amount of the Loan.

             e. Exercise its rights and remedies pursuant to any other Loan Documents.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         8.1 WAIVER. No remedy conferred upon, or reserved to, the Lender in this Agreement or any of the other Loan Documents is intended to be exclusive of any other remedy or remedies, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing in law or in equity. Exercise of or omission to exercise any right of the Lender shall not affect any subsequent right of Lender to exercise the same. No course of dealing between Borrower and Lender or any delay on the Lender's part in exercising any rights shall operate as a waiver of any of the Lender's rights. No waiver of any Default under this Agreement or any of the other Loan Documents shall extend to or shall affect any subsequent or other then existing Default or shall impair any rights, remedies or powers of Lender.

         8.2 COSTS AND EXPENSES. Borrower will bear all taxes, fees and expenses (including actual and reasonable attorneys' fees and expenses of counsel for Lender) in connection with the Loan, the Note, the preparation of this Agreement and the other Loan Documents (including any amendments hereafter made), and in connection with any modifications thereto and the recording of any of the Loan Documents. If, at any time, a Default occurs or Lender becomes a party to any suit or proceeding in order to protect its interests or priority in any Collateral for any of the Loan Obligations or its rights under this Agreement or any of the Loan Documents, or if Lender is made a party to any suit or proceeding by virtue of the Loan, this Agreement or any Collateral and as a result of any of the foregoing, the Lender employs counsel to advise or provide other representation with respect to this Agreement, or to collect the balance of the Loan Obligations, or to take any action in or with respect to any suit or proceeding relating to this Agreement, any of the other Loan Documents, any Collateral, Borrower, Manager, or any Guarantor or to protect, collect, or liquidate any of the security for the Loan Obligations, or attempt to enforce any security interest or lien granted to the Lender by any of the Loan Documents, then in any such events, all of the actual and reasonable attorney's fees arising from such services, including attorneys' fees for preparation of litigation and in any appellate or bankruptcy proceedings, and any expenses, costs and charges relating thereto shall constitute additional obligations of Borrower to the Lender payable on demand of the Lender. Without limiting the foregoing, Borrower has undertaken the obligation for payment of, and shall pay, all recording and filing fees, revenue or documentary stamps or taxes, intangibles taxes, and other taxes, expenses and charges payable in connection with this Agreement, any of the Loan Documents, the Loan Obligations, or the filing of any financing statements or other instruments required to effectuate the purposes of this Agreement, and should Borrower fail to do so, Borrower agrees to reimburse Lender for the amounts paid by Lender, together with penalties or interest, if any, incurred by Lender as a result of underpayment or nonpayment. Such amounts shall constitute a portion of the Loan Obligations, shall be secured by the Mortgage and shall bear interest at the Default Rate from the date advanced until repaid.

         8.3 PERFORMANCE OF LENDER. At its option, upon Borrower's failure to do so, the Lender may make any payment or do any act on Borrower's behalf that Borrower or others are inquired to do to remain in compliance with this Agreement or any of the other Loan Documents, and Borrower agrees to reimburse the Lender, on demand, for any payment made or expense incurred by Lender pursuant to the foregoing authorization, including, without limitation, attorneys' fees, and until so repaid any sums advanced by Lender shall constitute a portion of the Loan Obligations, shall be secured by the Mortgage and shall bear interest at the Default Rate from the date advanced until repaid.

         8.4 INDEMNIFICATION. Except to the extent caused solely by the gross negligence or willful misconduct or illegal activity of Lender or its agents, Borrower shall, at its sole cost and expense, protect, defend, indemnify and hold harmless the Indemnified Parties from and against any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, judgments, awards, amounts paid in settlement, punitive damages, foreseeable and unforeseeable consequential damages, of whatever kind or nature (including but not limited to reasonable attorneys' fees and other costs of defense) imposed upon or incurred by or asserted against Lender by reason of (a) ownership of the Note, the Mortgage, the Property or any interest therein or receipt of any Rents; (b) any amendment to, or restructuring of, the Loan Obligations and/or any of the Loan Documents;
(c) any and all lawful action that may be taken by Lender in connection with the enforcement of the provisions of the Mortgage or the Note or any of the other Loan Documents, whether or not suit is filed in connection with same, or in connection with Borrower, any Guarantor and/or any member thereof becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding; (d) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property, the Improvements or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (e) any use, nonuse or condition in, on or about the Property, the Improvements or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (f) any failure on the part of Borrower, or any Guarantor to perform or comply with any of the terms of this Agreement or any of the other Loan Documents; (g) any claims by any broker, person or entity claiming to have participated on behalf of Borrower in arranging the making of the Loan evidenced by the Note; (h) any failure of the Property to be in compliance with any applicable laws; (i) performance of any labor or services or the furnishing of any materials or other property with respect to the Property, the Improvements or any part thereof; (j) the failure of any person to file timely with the Internal Revenue Service an accurate Form 1099-b, statement for recipients of proceeds from real estate, broker and barter exchange transactions, which may be required in connection with the Mortgage, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which the Loan is made; (k) any misrepresentation made to Lender in this Agreement or in any of the other Loan Documents; (l) any tax on the making and/or recording of the Mortgage, the Note or any of the other Loan Documents; (m) the violation of any requirements of the Employee Retirement Income Security Act of 1974, as amended; (n) any fines or penalties assessed or any corrective costs incurred by Lender if the Facility or any part of the Property is determined to be in violation of any covenants, restrictions of record, or any applicable laws, ordinances, rules or regulations; or (o) the enforcement by any of the Indemnified Parties of the provisions of this Section 8.4. Any amounts payable to Lender by reason of the application of this Section 8.4 shall become immediately due and payable and shall constitute a portion of the Loan Obligations, shall be secured by the Mortgage and shall accrue interest at the Default Rate. The obligations and liabilities of Borrower under this Section 8.4 shall survive any termination, satisfaction, assignment, entry of a judgment of foreclosure or exercise of a power of sale or delivery of a deed in lieu of foreclosure of the Mortgage except to the extent such obligations and liabilities arise solely out of events or circumstances first occurring after any termination, satisfaction, foreclosure, or delivery of a deed in lieu of foreclosure of the Mortgage or the transfer or sale of the Property by the Borrower with Lender's consent subject to the Mortgage. For purposes of this Section 8.4, the term "Indemnified Parties" means Lender and any Person who is or will have been involved in the origination of the Loan, any Person who is or will have been involved in the servicing of the Loan, any Person in whose name the encumbrance created by the Mortgage is or will have been recorded, any Person who may hold or acquire or will have held a full or partial interest in the Loan (including, without limitation, any investor in any securities backed in whole or in part by the
Loan) as well as the respective directors, officers, shareholder, partners, members, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, without limitation, any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan or the Property, whether during the term of the Mortgage or as a part of or following a foreclosure of the Loan and including, without limitation, any successors by merger, consolidation or acquisition of all or a substantial portion of Lender's assets and business).

         8.5 HEADINGS. The headings of the Sections of this Agreement are for convenience of reference only, are not to be considered a part hereof, and shall not limit or otherwise affect any of the terms hereof.

         8.6 SURVIVAL OF COVENANTS. All covenants, agreements, representations and warranties made herein and in certificates or reports delivered pursuant hereto shall be deemed to have been material and relied on by Lender, notwithstanding any investigation made by or on behalf of Lender, and shall survive the execution and delivery to Lender of the Note and this Agreement.

         8.7 NOTICES, ETC. Any notice or other communication required or permitted to be given by this Agreement or the other Loan Documents or by applicable law shall be in writing and shall be deemed received (a) on the date delivered, if sent by hand delivery (to the person or department if one is specified below) with receipt acknowledged by the recipient thereof, (b) three
(3) Business Days following the date deposited in the U.S. mail, certified or registered, with return receipt requested, or (c) one (1) Business Day following the date deposited with Federal Express or other national overnight carrier, and in each case addressed as follows:

         If to Borrower:

                  277 Mallory Station Road
                  Suite 130
                  Franklin, Tennessee 37067

         with a copy to:

                  John N. Popham, IV,  Esq.
                  Harwell, Howard, Hyne, Gabbert & Manner, PC
                  1800 First American Center
                  315 Deaderick Street
                  Nashville, Tennessee 37238-1800

         If to Lender:

                  GMAC Commercial Mortgage Corporation
                  650 Dresher Road
                  P.O. Box 1015
                  Horsham, Pennsylvania  19044-8015
                  ATTN:  Servicing Department

         with a copy to:

                  Kay K. Bains, Esq.
                  Walston, Wells, Anderson & Bains, LLP
                  505 20th Street North, Suite 500
                  Birmingham, Alabama 35203

Either party may change its address to another single address by notice given as herein provided, except any change of address notice must be actually received in order to be effective.

         8.8 BENEFITS. All of the terms and provisions of this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. No Person other than

Borrower or Lender shall be entitled to rely upon this Agreement or be entitled to the benefits of this Agreement.

         8.9 PARTICIPATION. Borrower acknowledges that Lender may, at its option, sell participation interests in the Loan or to other participating banks or Lender may (but shall not be obligated to) assign its interest in the Loan to its affiliates or to other assignees (the "Assignee") to be included as a pool of properties to be financed in a proposed Real Estate Mortgage Investment Conduit (REMIC). Borrower agrees with each present and future participant in the Loan or Assignee of the Loan that if an Event of Default should occur, each present and future participant or Assignee shall have all of the rights and remedies of Lender with respect to any deposit due from the Borrower. The execution by a participant of a participation agreement with Lender, and the execution by the Borrower of this Agreement, regardless of the order of execution, shall evidence an agreement between Borrower and said participant in accordance with the terms of this Section. If the Loan is assigned to the Assignee, the Assignee will engage an underwriter (the "Underwriter"), who will be responsible for the due diligence, documentation, preparation and execution of certain documents required in connection with the offering of interests in the REMIC. Borrower agrees that Lender may, at its sole option and without notice to or consent of the Borrower, assign its interest in the Loan to the Assignee for inclusion in the REMIC and, in such event, Borrower agrees to provide the Assignee with such information as may be reasonably required by the Underwriter in connection therewith or by an investor in any securities backed in whole or in part by the Loan or any rating agency rating such securities. Borrower irrevocably waives any and all right it may have under applicable law to prohibit such disclosure, including, but not limited to, any right of privacy (except as to the rights of any patients or residents of any Facility), and consents to the disclosure of such information to the Underwriter, to potential investors in the REMIC, and to such rating agencies.

         8.10 SUPERSEDES PRIOR AGREEMENTS; COUNTERPARTS. This Agreement and the instruments referred to herein supersede and incorporate all representations, promises, and statements, oral or written, made by Lender in connection with the Loan. This Agreement may not be varied, altered, or amended except by a written instrument executed by an authorized officer of the Lender. This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but such counterparts shall together constitute one and the same instrument.

         8.11 LOAN AGREEMENT GOVERNS. The Loan is governed by terms and provisions set forth in this Loan Agreement and the other Loan Documents and in the event of any irreconcilable conflict between the terms of the other Loan Documents and the terms of this Loan Agreement, the terms of this Loan Agreement shall control; provided, however, that in the event there is any apparent conflict between any particular term or provision which appears in both this Loan Agreement and the other Loan Documents, and it is possible and reasonable for the terms of both this Loan Agreement and the Loan Documents to be performed or complied with, then, notwithstanding the foregoing, both the terms of this Loan Agreement and the other Loan Documents shall be performed and complied with.

         8.12 CONTROLLING LAW. THE PARTIES HERETO AGREE THAT THE VALIDITY, INTERPRETATION, ENFORCEMENT AND EFFECT OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA AND THE PARTIES HERETO SUBMIT (AND WAIVE ALL RIGHTS TO OBJECT) TO NON-EXCLUSIVE PERSONAL JURISDICTION IN THE STATE OF NORTH CAROLINA, FOR THE ENFORCEMENT OF ANY AND ALL OBLIGATIONS UNDER THE LOAN DOCUMENTS, EXCEPT THAT IF ANY SUCH ACTION OR PROCEEDING ARISES UNDER THE CONSTITUTION, LAWS OR TREATIES OF THE UNITED STATES OF AMERICA, OR IF THERE IS A DIVERSITY OF CITIZENSHIP BETWEEN THE PARTIES THERETO, SO THAT IT IS TO BE BROUGHT IN A UNITED STATES DISTRICT COURT, IT SHALL BE BROUGHT IN THE UNITED STATES DISTRICT COURT FOR THE MIDDLE DISTRICT OF NORTH CAROLINA OR ANY SUCCESSOR FEDERAL COURT HAVING ORIGINAL JURISDICTION.

         8.13 WAIVER OF JURY TRIAL. TO THE EXTENT ENFORCEABLE UNDER APPLICABLE LAW, BORROWER AND LENDER HEREBY WAIVE ANY RIGHT THAT THEY MAY HAVE TO A TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE LOAN OR (B) IN ANY WAY CONNECTED WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF LENDER AND/OR BORROWER WITH RESPECT TO THE LOAN DOCUMENTS OR IN CONNECTION WITH THIS AGREEMENT OR THE EXERCISE OF EITHER PARTY'S RIGHTS AND REMEDIES UNDER THIS AGREEMENT OR OTHERWISE, OR THE CONDUCT OR THE RELATIONSHIP OF THE PARTIES HERETO, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. BORROWER AND LENDER AGREE THAT EITHER PARTY MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY, AND BARGAINED AGREEMENT OF EITHER PARTY HERETO TO IRREVOCABLY WAIVE THEIR RIGHTS TO TRIAL BY JURY AS AN INDUCEMENT OF LENDER TO MAKE THE LOAN AND THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY DISPUTE OR CONTROVERSY WHATSOEVER (WHETHER OR NOT MODIFIED HEREIN) BETWEEN BORROWER AND LENDER SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

         8.14 INTEREST LIMITATION. Notwithstanding anything to the contrary contained herein or in the Mortgage or in any other of the Loan Documents, the effective rate of interest on the obligation evidenced by the Note shall not exceed the lawful maximum rate of interest permitted to be paid. Without limiting the generality of the foregoing, in the event that the interest charged under the Note results in an effective rate of interest higher than that lawfully permitted to be paid, then such charges shall be reduced by the sum sufficient to result in an effective rate of interest permitted and any amount which would exceed the highest lawful rate already received and held by the Lender shall be applied to a reduction of principal and not to the payment of interest. Borrower agrees that for the purpose of determining highest rate permitted by law, any non-principal payment (including, without limitation, late fees and other fees) shall be deemed, to the extent permitted by law, to be an expense, fee or premium rather than interest. This provision shall control every other provision of the Note and the other Loan Documents with respect to the changing, collecting and payment of interest on the indebtedness evidenced by the Note.

WITNESS:                             BORROWER:

                                     DIVERSICARE ASSISTED LIVING SERVICES
                                     NC II, LLC, a Delaware limited liability
                                     company
/s/ Brenda Wimsatt
------------------------------
                                     By: Diversicare Assisted Living
                                     Services NC, LLC,
                                     a Tennessee limited liability company
                                     Its: Sole Member
/s/ Brenda Wimsatt
------------------------------
[Print Name]                         By: /s/ Charles W. Birkett, M.D.
                                         -----------------------------------
                                         Name: Charles W. Birkett, M.D.
                                         Title: Chief Manager and President

WITNESS:                             LENDER:

                                     GMAC COMMERCIAL MORTGAGE
                                     CORPORATION, a California
                                     corporation
/s/ Donna C. Phillips
------------------------------
                                     By: /s/ Sarah Summer Duggan      (Seal)
                                         -----------------------------------
                                         Sarah Sumner Duggan
                                         Senior Vice President

                                   EXHIBIT "A"

                               [LEGAL DESCRIPTION]

                                   EXHIBIT A

                                                               ROCKINGHAM COUNTY



                           MEASURED LEGAL DESCRIPTION

     PROPERTY OF HEALTH CARE INVESTMENTS PARTNERSHIP, KNOWN AND DESIGNATED AS BRANCHWOOD REST HOME LOCATED IN REIDSVILLE TOWNSHIP, ROCKINGHAM COUNTY, NORTH CAROLINA.

     BEGINNING at an existing iron pipe located in the eastern margin of the 40 foot right-of-way of South Branch Street near the intersection of South Branch Street and Church Street and in the southern margin of lands of Mattie Ware Heirs; thence along the southern margin of Mattie Ware Heirs and Ruby A. Barksdale, S. 86' 25' 29" E. 201.63 feet to an existing iron pipe; thence S.
03' 39' 55" W. 12.76 feet to an existing iron pipe; thence S. 86' 25' 41" E.
96.38 feet to an existing iron pipe located in the western margin of the 30 foot right-of-way of Pennsylvania Avenue (unopened); thence along the western margin of Pennsylvania Avenue (unopened), S. 05' 31' 57" W. 163.00 feet to an existing iron pipe; thence along the line of Park Hills Development (P.B. 3, Page 24), S. 83' 49' 49" E. 433.52 feet to an existing iron pipe located in the western margin of a creek, and continuing 21.32 feet to a point located in the centerline of said creek; thence along the centerline of said creek as follows; S.05' 57' 30" W. 25.12 feet to a point, S. 28' 03' 50" W. 72.19 feet to a point and S. 62' 21' 40" W. 58.50 feet to a point in the line of Mount Herman Pentecostal (D.B. 805, Page 1014); thence along the line of Mount Herman Pentecostal, N. 82' 35' 40" W. 30.00 feet to an existing iron pipe; thence continuing along the line of Mount Herman Pentecostal and Percy Lawson, N. 82' 35' 40" W. 642.28 feet to an existing iron pipe located in the eastern margin of the 40 foot right-of-way of South Branch Street; thence along the eastern margin of the 40 foot right-of-way of South Branch Street, N. 04' 17' 10" E. 273.16 feet to the point and place of BEGINNING, containing 3.10 net acres as per plat and survey of Irvin A. Staton, R.L.S., dated 2-19-96.

For further reference see Deed Book 879,Page 2243, Rockingham County Registry.

                                   EXHIBIT A







                                     RECORD
                               LEGAL DESCRIPTION


     THAT CERTAIN PROPERTY BEING KNOWN AS CHATHAM CREEK, WAKE COUNTY, NORTH CAROLINA AND DESCRIBED AS FOLLOWS:

     BEGINNING at a concrete monument located in the eastern property line of Chatham Street at its point of intersection with the northern property line of Bowling Arms Association (Book 3617, Page 100); thence along and with the eastern margin of Chatham Street N. 29' 12' 00" E. 618.59 feet to an iron stake in the western property line of Carr Hills Subdivision in the line of property of L.A. Taylor (Book of maps 1971, Page 255); thence along and with the western property line of Carr Hills Subdivision and the Vestry of St. Pauls Episcopal Church of Cary (Deed Book 2623, Page 15) S. 03' 00' 00" E. 874.40 feet to a concrete monument in the northern property line of Bowling Arms Association (Book 3617, Page 100); thence along and with the northern property line of Bowling Arms Association N. 46' 12' 00" W. 481.46 feet to a concrete monument in the eastern property line of Chatham Street, the point and place of BEGINNING, containing 3.3078 acres and comprised of Lot 1 (0.3699 acres) and Lot 2 (2.9379 acres) as per plat and survey of Irvin A. Staton, R.L.S., surveyed 11-14-86 and updated 11-14-95.

                                   EXHIBIT A



                                                    JOHNSTON COUNTY (SMITHFIELD)







                           MEASURED LEGAL DESCRIPTION

     THAT CERTAIN TRACT OR PARCEL OF LAND KNOWN AS CHRISTIAN CARE 1 & 2 IN SMITHFIELD LOCATED IN SMITHFIELD, JOHNSTON COUNTY, NORTH CAROLINA, AND MORE PARTICULARLY DESCRIBED AS FOLLOWS:

     BEGINNING at an existing iron pipe located in the southeastern margin of the 60 foot right-of-way of Buffalo Road, N.C. State Road 1003, where it intersects with the northeastern margin of the 60 foot right-of-way of Hospital Road, and from said beginning along the southeastern margin of the 60 foot right-of-way of Buffalo Road N. 45' 43' 00" E. 206.20 feet to a point and continuing N. 41' 29' 00" E. 300.00 feet to an existing iron pipe in the line of Jean Capps Sibold (D.B. 498, Pg. 190); thence along a traverse line along the centerline of Buffalo Creek and along the line of Sibold S. 50' 00' 15"E. 35.50 feet to a point in the bend of Buffalo Creek, thence along the center of Buffalo Creek S.80' 06' 02"E. 69.49 feet to a point in the bend of Buffalo Creek also a point in the line of Sibold, thence along the center of Buffalo Creek and with the line of Sibold S.69' 32' 00" E 299.35 to an existing iron pipe in the center of Buffalo Creek also being a corner with the Town of Smithfield, thence along the line of the Town of Smithfield, S46' 45' 00"W. 600.55 to a new iron pipe located in the northern margin of the 60 foot right-of-way of Hospital Road, thence along the northern margin of Hospital Road N.60' 41' 00"W. 75.80 feet to an existing iron pipe, thence N.56' 28' 00"W. 262.65 feet to the point and place of beginning, containing 4.38 net total acres as per plat and survey of Irvin A. Staton, P.L.S. dated April 27, 1999. For further reference see Deed Book 1424, Page 172, Johnston County Registry.

                                   EXHIBIT A


                                 FORSYTH COUNTY



                                     RECORD
                               Legal Description:


     Beginning at an existing iron pin located in the southwestern margin of Reynolds Park Road near the Intersection of Norvista Road with Reynolds Park Road, said beginning point being in the line of Faith Baptist Church (DP 656, page 369), and from said beginning point in the line of Faith Baptist Church S 05' 51' 40"E 391.19 feet to an existing iron pin in the line of Service Distributing Company, Inc. (DB 1433, page 1010 through 1012), thence along the line of Service Distributing Company, Inc. S 78' 08' 44" W 153.40 feet to an existing iron pin thence, continuing S 78' 20' 53"W 225.74 feet to an existing iron pin located in the southern margin of Reid Street, thence N 16' 55' 43"W
39.19 feet to an existing iron pin, thence along the northern margin of Reid Street S 78' 48' 53"W 149.89 feet to an existing iron pin in the southeast corner of lot 25 of the C. C. Reid property (PB 3, page 86A(2)), thence along the eastern margin of lot 25 (PB 3, page 86A(2)) N11' 48' 10"W 200.00 feet to an existing iron pin, thence along the northern margin of lots 20 through 25 (PB 3, page 86A(2)) S 77' 50' 18"W 300.00 feet to an existing iron pin, thence crossing Cole Road and along the northern margin of lots 15 through 19 (PB 3, page 86A(2)) S77' 33' 11"W 289.09 feet to an existing iron pin, thence along the northern margin of lots 1 through 14 (PB 3, page 86A(2)) S78' 36' 12"W 712.17 feet to an existing iron pin in the line of Rakib Razzak (DB 1652, page 3597), thence along the line of Razzak N 04' 44' 01"W 53.76 feet to an existing iron pin in the line of Winfred J. Hauser (DB 1849, page 3606), thence along the line of Hauser, Ferebee Ansley (DB 1786, page 3794) and Sean D. Sizemore, et ux (DB 1629, page 3417) N 03' 23' 52"E 344.87 feet to an existing iron pin, thence continuing along the line of Sizemore N 86' 29' 48"W 276.51 feet to an existing iron pin located in the eastern margin of Salem Lake Road, thence along the eastern margin of Salem Lake Roak as follows: N 02' 06' 59"E 188.10 feet to a point, N 01' 22' 35"E 99.95 feet to a point, N 00' 40'54"E 100.00 feet to a point, N 02' 17' 16"W 100.00 feet to a point, N 09' 48' 17"W 101.33 feet to a point and N 13' 19' 45"W 121.09 feet to a point located in the intersection of the southern margin of Rhue Road, thence along the southern margin of Rhue Road and the southern margin of lands of Robert L. Sanford (DB 822, page 33 and DB 1244, page 167) S 86' 13' 24"E 788.76 feet to an existing iron pin, thence continuing along the line of Sanford N 06' 13' 00"E 179.64 feet to an existing iron pin in the line of Barbara Johnson (DB 1699, page 1224), thence along the line of Barbara Johnson as follows: N 85' 11' 06"E 131.09 feet to an existing iron pin and N 42' 30' 54"E 184.85 feet of a point located in the southwest margin of Reynolds Park Road, thence along the southwest margin of Reynolds Park Road as follows: S 50' 13' 06"E 196.72 feet to a rebar, S 01' 56' 04"W 21.46 feet to a rebar, S 86' 08' 56"E 28.91 feet to an existing iron pin, S 50' 15' 19"E 364.04 feet to a railroad spike, S 50' 15' 29"E 77.16 feet to a railroad spike and S 50' 15' 19"E 679.36 feet to the point and place of beginning, containing 48.494 acres as per plat and survey of Larry L. Callahan Surveying Co., Inc. dated 11-16-95.

                                   EXHIBIT A



                                                                 CABARRUS COUNTY





                                     RECORD
                               LEGAL DESCRIPTION



     PROPERTY KNOWN AND DESIGNATED AS KANNAPOLIS VILLAGE LOCATED IN TOWNSHIP NO. 4, CABARRUS COUNTY, NORTH CAROLINA.

     BEGINNING at an iron pipe located in the new northern right-of-way line of Pine Street at its point of intersection with the western property line of the property described in Deed Book 485, Page 55, Caburrus County Registry (said property being also described as parcel 6037 on Cabarrus County Tax Map Number
9), thence along and with the new northern right-of-way line of Pine Street North 78' 30' 00" West 338.57 feet to a stake on the east side of Irish Buffalo Creek; thence North 31' 28' 00" East 483.07 feet to a stake in a ditch; thence South 86' 03' 00" East 308.82 feet to a stake; thence South 26' 30' 00" West
512.04 feet to an iron pipe in the new northern right-of-way line of Pine Street, the point and place of BEGINNING, containing 3.44 acres net, as per plat and survey of Irvin A. Staton, R.L.S., dated 2-22-96.

                                   EXHIBIT A



                                                                  HARNETT COUNTY





                            RECORD LEGAL DESCRIPTION


     That certain tract or parcel of land lying and being located in Hectors Creek Township, Harnett County, North Carolina, adjoining the lands of Jones, Gardner and Sherman, abutting U S Highway #401 and Rawls Club Road (N C State Highway #1447), containing 5.00 acres, consisting of six lots or tracts as set forth in Deed Book 975, page 32 through 35 of the Harnett County Registry and including all the land listed as a proposed road, which proposed road was intended to serve two of the said six lots and being further described as follows:

     Beginning at a concrete monument in the east right of way line of U S Highway #401, a corner with Charles F. Jones (formerly Gardner), and runs thence with the east line of U S Highway #401 N 15' 47' 00" W 250.00 feet, N 15' 02' 00" W 50.00 feet and N 14' 18' 01" W 27.09 feet to a concrete right-of-way marker, which marker is located S 25' 55' 59" E 126.50 feet from a gear shaft in the intersection of the center of Rawls Club Road with the center of U.S. Highway #401, continuing with the right of way sight distance lines N 36' 38' 18" E 116.55 feet to another concrete right of way marker, thence with the south line of Rawls Club Road N 83' 41' 23" E 518.11 feet to an iron pipe, thence with the line of J.F. Sherman and Mary P. Sherman S 05' 34' 38" W 198.63 feet, N 81' 41' 26" E 20.14 feet and S 00' 29' 59" E 200.15 feet, S 81' 56' 40" W 504.20 feet to the point of beginning, the property described herein being shown on a map by Irvin A Staton, Registered Land Surveyor, entitled "Senters Rest Home", dated Sept. 24, 1997.

                                   EXHIBIT A






                            RECORD LEGAL DESCRIPTION



     That certain tract or parcel of land lying and being located in Saulston Township, Wayne County, North Carolina, fronting on U.S. Highway # 13 and bordering Gene R. Lancaster, being the same land described in deed book 1430, page 7, of the Wayne County Registry, containing 2.539 acres net and being further described as follows:

     Beginning a point in the south line of U.S. Highway # 13, which point is located N. 89' 38' 58" E. 692.39 feet from the intersection of the centerlines of U.S. Highway # 13 and N.C. State Road # 1568, running thence with the south line of U.S. Highway # 13, N. 87' 35' 00" E. 114.00 feet, N. 89' 05' 00" E.
122.30 feet, S. 85' 41' 00" E. 99.50 feet, S. 82' 22' 00" E. 99.50 feet and S.
79' 14' 15" E. 30.07 feet to a point in a ditch, running thence with the line of Gene R. Lancaster to the point of beginning as follows, thence along said ditch
S. 10' 53' 00" W. 289.26 feet and N. 78' 10' 00" W. 372.65 feet to an iron pipe, continuing N. 10' 53' 00" E. 90.00 feet to another ditch, thence along said ditch N. 78' 10' 00" W. 61.59 feet, thence along a fence N. 00' 25' 11" W.
126.16 feet to the point of beginning, the property described herein being shown on a map by Irvin A. Staton, Registered Land Surveyor, entitled "Suttons Rest Home", dated Sept. 24, 1997.

                                  EXHIBIT "B"

                      LOCATION OF CHIEF EXECUTIVE OFFICES





Principal Place of Business
---------------------------

8829 Goodwill Church Road
Kernersville, North Carolina 27285

Chief Executive Office
----------------------

277 Mallory Station Road, Suite 130
Franklin, Tennessee 37067

                                   EXHIBIT "C"

                                    OWNERSHIP

Diversicare Assisted Living Services NC, LLC, a Tennessee limited liability company, is the sole member of Borrower and owns 100% of the membership interest of Borrower.

                                  EXHIBIT "D"

                        SUMMARY OF FINANCIAL STATEMENTS
                                AND CENSUS DATA




Facility Name:  _________________________________________________
Report Date:  ___________________________________________________

                         QUARTER       QUARTER         QUARTER       12 MONTH
                         ENDING        ENDING          ENDING         ENDING
                         (DATE)        (DATE)          (DATE)         (DATE)

CENSUS DATA

Total Number
of Beds [UNITS]:         _______       _______         _______        _______

Number of Days in
  Period:                _______       _______         _______        _______

Total Patient Days
  Available:             _______       _______         _______        _______

Patient Utilization
  Days:
     Medicaid            _______       _______         _______        _______
     Private             _______       _______         _______        _______
     Medicare            _______       _______         _______        _______
     Other               _______       _______         _______        _______

Total Utilization
  Days:                  _______       _______         _______        _______

CASH FLOW ANALYSIS

Total Routine Patient
Revenue:                 _______       _______         _______        _______

Total Net
Revenues:                _______       _______         _______        _______

Total
Expenses:                _______       _______         _______        _______

Pre-Tax
Income:                  _______       _______         _______        _______

ADD BACK

Depreciation and
  Amortization:          _______       _______         _______        _______

Interest on
  Mortgage:              _______       _______         _______        _______

Facility Lease
Expense (if
applicable):             _______       _______         _______        _______

Management
Fees:                    _______       _______         _______        _______

Extraordinary
Items:                   _______       _______         _______        _______
Net Operating

Income:                  _______       _______         _______        _______



     I hereby certify the above to be true and correct. Dated this ____ day of ________________, 199_.

                                        By: _______________________________

                                        Its: ______________________________

                                   EXHIBIT "E"

                             COMPLIANCE CERTIFICATE

GMAC Commercial Mortgage Corporation
2200 Woodcrest Place, Suite 305
Birmingham, Alabama  35209

         RE: Loan Agreement dated __________, 1999 (together with amendments, if any, the "Loan Agreement") by and between GMAC Commercial Mortgage Corporation, as Lender, and Diversicare Assisted Living Services NC II, LLC, as Borrower

The undersigned officer of the above named Borrower, does hereby certify that for the quarterly financial period ending ____________________:

1.   No Default or Event of Default has occurred or exists except

     --------------------.

2. The Debt Service Coverage for each Facility after deduction of Actual Management Fees for the preceding twelve (12) months (or such lesser period as shall have elapsed following the closing of the Loan) through the end of such period was:

     Required: 1.0 to 1.0
     Actual:     _____ to 1.0

     The manner of calculation is attached.

3. The Debt Service Coverage for each Facility after deduction of Assumed Management Fees for the preceding twelve (12) months (or such lesser period as shall have elapsed following the closing of the Loan) through the end of such period was:

     Required: 1.1 to 1.0
     Actual:     _____ to 1.0

     The manner of calculation is attached.

4. The Debt Service Coverage for the Facilities, combined, after deduction of Assumed Management Fees for the preceding twelve (12) months (as such lesser period as shall have elapsed following the closing of the Loan) through the end of such period was:

     Required: 1.25 to 1.0
     Actual: _____ to 1.0

     The manner of calculation is attached.

5. The fiscal year to date average annual occupancy for the Facilities combined:

     Required: Not less than 80%
     Actual: __________

6.   The capital expenditures per licensed bed [UNIT] was: [ANNUAL COMPLIANCE

     CERTIFICATE ONLY]

     Required: $250 per licensed bed [UNIT].
     Actual: $______ per licensed bed [UNIT].

     Evidence of such capital expenditures is attached.

7. All representations and warranties contained in the Loan Agreement and other Loan Documents are true and correct in all material respects as though given on the date hereof, except ___________________________________
     ____________________________________________________.

8.   All information provided herein is true and correct.

9. Capitalized terms not defined herein shall have the meanings given to such terms in the Loan Agreement.

                                       By:
                                             -----------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                             -----------------------------------

Dated this the _____ day of ________________, ____.

                                   EXHIBIT "F"

                             LICENSED BEDS FOR EACH

                                    FACILITY

          Facility                             Number of Beds
          --------                             --------------
Branchwood Rest Home                                 43
Chatham Creek                                        80
Christian Care of Smithfield--I                      60
Christian Care of Smithfield--II                     79
Christian Care of Winston-Salem                     121
Kennapolis Village                                   60
Senters Rest Home                                    50
Suttons Rest Home                                    41

                                  SCHEDULE 4.22

                                    [REPAIRS]